UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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HOOKER FURNITURE CORPORATION
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Hooker Furniture Corporation

440 East Commonwealth Boulevard

Martinsville, Virginia 24112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held June 11, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) will be held at the Company’s Corporate Office at 440 East Commonwealth Boulevard, Martinsville, Virginia, on Thursday, June 11, 2020, at 1:00 p.m., for the following purposes:

■	To elect as directors the seven nominees named in the attached proxy statement to serve a one-year term on the Company’s Board of Directors;

■	To approve the 2020 amendment and restatement of the Hooker Furniture Corporation Stock Incentive Plan;

■	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021;

■	To cast an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the attached proxy statement; and

■	To transact such other business as may properly be brought before the meeting or any adjournment of the meeting.

The shareholders of record of the Company’s Common Stock at the close of business on April 13, 2020 are entitled to notice of and to vote at this Annual Meeting or any adjournment of the meeting.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that you may be certain that your shares are represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time before the voting of the proxy.

Due to the COVID-19 pandemic and related recommendations, protocols and orders issued by public health authorities and federal, state and local governments, the Company discourages in-person shareholder attendance at the 2020 annual meeting of shareholders. The Company encourages shareholders to utilize the telephonic option described on the next page instead.

By Order of the Board of Directors,

C. Earl Armstrong III

Secretary

May 8, 2020

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on June 11, 2020

The proxy statement and annual report to shareholders are available at:

http://www.astproxyportal.com/ast/25490

Hooker Furniture Corporation

440 East Commonwealth Boulevard

Martinsville, Virginia 24112

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 11, 2020

The enclosed proxy is solicited by and on behalf of the Board of Directors of Hooker Furniture Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, June 11, 2020, at 1:00 p.m., at the Company’s Corporate Office at 440 East Commonwealth Boulevard, Martinsville, Virginia, 24112 and any adjournment of the meeting. The matters to be considered and acted upon at the meeting are described in the notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about May 8, 2020 to all holders of record on April 13, 2020 of the Company’s common stock, no par value (the “Common Stock”). Shares of the Common Stock represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by that shareholder at any time before the voting of the proxy by:

■	delivering a written notice to the Secretary of the Company;

■	executing and delivering a later-dated proxy; or

■	attending the meeting and voting in person.

The cost of preparing, assembling and mailing the proxy, this proxy statement, and any other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers, and employees of the Company may solicit proxies by telephone or personal interview. The Company also will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Change in Meeting Format due to COVID-19

Due to the COVID-19 pandemic and related recommendations, protocols and orders issued by public health authorities and federal, state and local governments, the Company discourages in-person shareholder attendance at the 2020 annual meeting of shareholders. The Company expects to utilize a telephonic option to allow its shareholders who want to listen into the meeting to do so. Due to the limitations of this format, only a standard agenda in which votes received on the proposals shown above will be discussed and shareholder questions unrelated to the business of the meeting will not be taken. While the Company will not present its usual discussion of financial results, it encourages shareholders to read its fiscal 2021 first quarter earnings release expected to be issued on the morning of June 11, 2020 and its 2020 Annual Report on Form 10-K, filed with the SEC on April 17, 2020. The Company will issue a press release and Form 8-K prior to the meeting with instructions on how to listen into the meeting as arrangements to do so are still on-going. Shareholders will be informed via press release and Form 8-K should a change in the meeting format described in this paragraph occur or a change in the date, location or time of the meeting occur.

Please be advised that shareholders will not be deemed to be “present” for quorum purposes and will not be able to vote their shares, or revoke or change a previously submitted vote, by dialing into the meeting. As a result, the Company strongly urges shareholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described in the proxy materials.

Voting Rights

On April 13, 2020, the record date for the Annual Meeting, there were 11,872,461 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder of that share to one vote on each matter presented.

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, broker shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

In the election of directors, the seven nominees receiving the greatest number of votes cast in the election of directors will be elected. Votes that are withheld and broker shares that are not voted in the election of directors are not considered votes cast on the election of directors and, therefore, will have no effect on the election of directors.

Actions on all other matters to come before the meeting, including the 2020 Amendment and Restatement of the Hooker Furniture Corporation Stock Plan, ratification of the selection of the Company’s independent registered public accounting firm and the advisory vote on executive compensation will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and broker shares that are not voted on a matter are not considered cast either for or against that matter and, therefore, will have no effect on the outcome of that matter.

The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted:

■	“FOR” the election of the seven director nominees listed on the proxy card;

■	“FOR” the approval of the 2020 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan;

■	“FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021;

■	“FOR” the approval, on an advisory basis, of the compensation of certain of the Company’s named executive officers as disclosed in this proxy statement; and

■	In the discretion of the persons named in the proxies upon any other matter(s) that may properly come before the meeting or any adjournment of the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company proposes the election of Paul B. Toms, Jr., W. Christopher Beeler, Jr., Paulette Garafalo, Tonya H. Jackson, E. Larry Ryder, Ellen C. Taaffe and Henry G. Williamson, Jr. to hold office until the next Annual Meeting of Shareholders is held and their successors are elected. Each director nominee has consented to being named as a nominee for election at the Annual Meeting. The Board of Directors of the Company presently consists of eight directors whose terms expire at the time of the 2020 Annual Meeting upon election of their successors. John L. Gregory, III, a director since 1988, is not standing for election. Mr. Gregory’s decision not to stand for re-election was not a result of any disagreement with other Board members or with management. Consequently, as of immediately prior to the 2020 Annual Meeting, the Company’s board has fixed the number of directors at seven (7) directors.

The shares represented by proxies will be voted as specified by the shareholder. If the shareholder returns a properly executed proxy card but does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card. If any nominee should not continue to be available for election, the shares represented by those proxies will be voted for the election of such other person as the Board of Directors may recommend. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees named below will be unable or unwilling to serve.  Information regarding each nominee follows.

Paul B. Toms, Jr., 65, has been a director since 1993. Mr. Toms has been Chairman and Chief Executive Officer of the Company since December 2000 and also served as President from November 2006 until August 2011. Mr. Toms was President and Chief Operating Officer from December 1999 to December 2000, Executive Vice President-Marketing from 1994 to December 1999, Senior Vice President-Sales & Marketing from 1993 to 1994, and Vice President-Sales from 1987 to 1993. Mr. Toms joined the Company in 1983. His long tenure with the Company in senior and executive management roles and his position as the Company’s Chief Executive Officer uniquely qualify him to serve as a director of the Company.

W. Christopher Beeler, Jr., 68, has been a director since 1993 and served as lead director until June 2016. He has been a director of both Virginia Mirror Company, Inc. and Virginia Glass Products Corporation, both of which manufacture and fabricate architectural glass products, since 1986 and Chairman of both since 2000. He also served as President of those companies from 1988 until August 2011 and as CEO of those companies from 1997 until August 2011. In addition, he served on the board of directors and as a member of the audit committee of BB&T of Virginia (a wholly owned subsidiary of Truist Financial Corporation, formerly BB&T Corporation) from 1999-2006 and is a certified public accountant licensed in the Commonwealth of Virginia. Mr. Beeler serves as chair of the Audit Committee and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Beeler’s executive experience, which encompasses traditional corporate management functions such as accounting, treasury and cash management, sales, information technology, manufacturing, distribution and human resources, as well as short-range and long-range planning well qualifies him to serve as a director.

Paulette Garafalo, 63, has been director since 2017. She has been Chief Executive Officer and President of Paul Stuart, a men’s and women’s classic apparel retailer and wholly owned subsidiary of Mitsui, Inc., since 2016. She served as President of Brooks Brothers, a men’s and women’s apparel retailer, from 2000 to 2016. Ms. Garafalo serves as chair of the Compensation Committee, and a member of the Nominating and Corporate Governance Committee and the Audit Committee. Mrs. Garafalo’s executive experience, which encompasses traditional corporate management functions, and her extensive experience in retail and luxury consumer brands well qualifies her to serve as a director. The knowledge and experience Ms. Garafalo has gained as CEO of Paul Stuart further broadens her experience and qualifications to serve as a director.

Tonya H. Jackson, 56, has been a director since 2017. She has served as Senior Vice-President and Chief Supply Chain Officer for Lexmark, a global provider of printing and imaging products and services, since 2016. In her role, she is responsible for worldwide supply chain operations, including demand/supply planning, global sourcing, hardware and supplies manufacturing, and distribution and logistics. She served as Vice-President of Supply Chain Operations at Lexmark from 2015 until 2016 and Vice-President of Worldwide Supplies Operations from 2013 until 2015. Ms. Jackson serves as a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee. Ms. Jackson’s senior executive experience at a large, global corporation and her extensive experience in operations and supply chain management well qualify her to serve as a director.

E. Larry Ryder, 72, has been a director since February 1, 2011. Mr. Ryder retired as Executive Vice President – Finance and Administration and Chief Financial Officer of the Company in January 2011, with 34 years of experience in that and other senior management roles with the Company. Mr. Ryder serves on the Audit Committee and the Nominating and Corporate Governance Committee. His familiarity with the Company’s strategy, operations, personnel and prior Board deliberations, along with his extensive knowledge of the home furnishings industry and the investment community, well qualify him to serve as a director of the Company.

Ellen C. Taaffe, 58, has been a director since July 2015. Ms. Taaffe serves as chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Compensation Committee.   She currently serves as Director of Women's Leadership Programming and a member of the Clinical Faculty of Leadership at Northwestern University's Kellogg School of Management.  She has been a Marketing Strategy Consultant and Executive Leadership Coach since 2015 and was President of Smith-Dahmer Associates LLC, a research and brand strategy consulting firm from 2010-2015. Prior to that, Ms. Taaffe served in various senior management positions at Whirlpool Corporation, Royal Caribbean Cruises Ltd. and PepsiCo. She has served on the board of directors of John B. Sanfilippo & Son Inc., a Chicago-based baking and snack nut processor, distributor and marketer, since 2011 where she is a member of the Compensation Committee, Governance Committee, and Audit Committee. In 2018, she joined the board of directors of AARP Services, Inc. (“ASI”), a subsidiary of the non-profit American Association of Retired Persons or “AARP” and currently serves as chair of ASI’s nominating and governance committee. Her executive experience at various public companies, her current service on a public-company board of directors and expertise in and knowledge of traditional and digital marketing best practices in high-ticket consumer durables, well qualify her to serve as a director of the Company.

Henry G. Williamson, Jr., 72, has been a director since 2004 and lead director since June 2016. He is the retired Chief Operating Officer of Truist Financial Corporation (formerly BB&T Corporation) and Branch Banking and Trust Company of North Carolina, South Carolina and Virginia. He held that position from 1989 until his retirement in June 2004. Mr. Williamson is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Williamson’s executive management experience at a large publicly traded company, including his financial oversight responsibilities complement Mr. Toms’ experience and coupled with Mr. Williamson’s extensive knowledge of finance and banking, well qualify him to serve as a director and lead director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

CORPORATE GOVERNANCE

The Board of Directors is currently comprised of:

■	the Chairman of the Board of Directors, who also serves as the Company’s Chief Executive Officer, and

■	seven independent directors, as determined by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee, one of which serves as lead director.

The Board has established a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee.

The Nominating and Corporate Governance Committee regularly reviews the appropriateness of the combined position of Chairman of the Board and the Company’s Chief Executive Officer. The Committee believes that it is in the best interests of the Company and its shareholders for the Board to continue to combine the roles of Chairman and Chief Executive Officer due to the depth of knowledge, experience and expertise of the Company’s current Chairman and Chief Executive Officer. The Committee believes combining these two roles creates a single focal point for Company leadership and projects a clear sense of direction to shareholders and employees within a dynamic industry that competes in global markets. The Committee will continue to regularly review the appropriateness of this combined role.

Beginning in 2011 the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that it is in the best interests of the Company and its shareholders to designate a lead director.  Mr. Beeler served as lead director from 2011-2016. Mr. Williamson was designated lead director in 2016 and has been re-elected by the Board’s independent directors to that role every year since then. The Board believes having an independent lead director, among other things, allows Mr. Toms to focus on the Company’s strategy, business and operations, while preserving the benefits of having a single focal point for Company leadership in his current combined role of Chairman and Chief Executive Officer. The lead director’s duties include presiding over executive sessions of the Company’s independent directors, facilitating information flow and communication among the directors, serving as a point of contact between the independent directors and the Chairman and Chief Executive Officer and performing other duties as requested by the Board.

The Board of Directors typically holds six to eight meetings per year. In the fiscal year beginning February 4, 2019 through February 2, 2020 (“fiscal 2020”), it held eight meetings. During fiscal 2020, the Nominating and Corporate Governance Committee met five times, the Compensation Committee met seven times and the Audit Committee met four times. Each incumbent director attended at least 75% of the total fiscal 2020 Board meetings and committee meetings held during the period that he or she was a member of the Board and/or those committees. The Nominating and Corporate Governance Committee and the Board of Directors have each determined that each of the following directors is independent as defined by applicable NASDAQ listing standards: W. Christopher Beeler, Jr., Paulette Garafalo, John L. Gregory, III, Tonya H. Jackson, E. Larry Ryder, Ellen C. Taaffe and Henry G. Williamson, Jr. At each Board meeting the independent directors conduct a part of the meeting in executive session, at which only independent directors are present. It is the Company’s policy that each of the directors is expected to attend the Company’s Annual Meetings. All of the Company’s directors attended the 2019 Annual Meeting.

Also in 2011, upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined that it was in the best interests of the Company and its shareholders that all independent directors serve on all committees of the Board.  The Board believed, based on the relatively small size of the Board in 2011 this “Committees of the Whole” approach was more efficient, since all independent directors have input into committee actions and that the need for committees reporting at Board meetings would be greatly reduced. The Board has expanded since 2011; however, it believes the Committees of the Whole approach is still the most efficient structure, given its modest size and the speed at which new directors can be oriented and mature in their roles. However, Mr. Ryder, a former executive officer of the Company who retired in 2011, does not serve on the Compensation Committee.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which set forth its policies with respect to certain governance issues and, together with the Company’s articles and bylaws, provide a framework for the effective governance of the Company and are intended to support the Board in overseeing the business and affairs of the Company on behalf of the Company’s shareholders.  A copy of the Corporate Governance Guidelines is available on the Company’s website at investors.hookerfurniture.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of all of the Board’s independent directors. Ms. Taaffe currently serves as its Chair. The Committee:

■	identifies, evaluates, investigates and recommends prospective director candidates;

■	assists the Board with respect to corporate governance matters applicable to the Company;

■	evaluates and makes recommendations to the Board regarding the size and composition of the Board and makes recommendations about the chairs of all standing Board committees;

■	develops and recommends criteria for the selection of individuals to be considered as candidates for election to the Board; and

■	assists the Board in senior management succession planning.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a current copy of which is available on the Company’s website at investors.hookerfurniture.com. The Board of Directors has determined that each member of the Committee is independent as defined by applicable NASDAQ listing standards.

Candidates for director nominees will be assessed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. The Committee has not established a set of specific, minimum qualifications for director candidates, but in conducting its assessment, the Committee will consider such factors as it deems appropriate given the current needs of the Board and the Company. In general, the Committee seeks candidates who:

■	possess a reputation for adhering to the highest ethical standards and have demonstrated competence, integrity, and respect for others;

■	have demonstrated excellence in leadership, judgment and character;

■	have diverse business backgrounds, with a wide range of relevant education, skills and professional experience that will complement and enhance the Company’s business and strategy; and

■	have the time to devote to Board and Committee service and are free of potential conflicts of interest.

While the Board has no formal policy regarding diversity, the Committee considers the diversity of the Board when identifying nominees for director. Such diversity may include a variety of different personal, business and professional experiences, as well as a variety of opinions, perspectives, backgrounds and other characteristics.

In the case of incumbent directors, the Committee reviews each director’s overall service to the Company during his or her term as director and whether his or her skills are still relevant to the needs of the Board in deciding whether to re-nominate the director. The Committee also considers future Board needs in light of the mandatory retirement age for outside directors of 75.

The Board does not believe that it is appropriate or necessary to limit the number of terms a director may serve.  However, any outside director must retire upon reaching the age of 75, with such retirement being effective and occurring upon the completion of the term in which the director turns 75.

The Committee also facilitates the Board’s annual self-assessment and is responsible for recommending director compensation to the Board of Directors. The Committee annually reviews Board compensation of the Company’s peer group and periodically engages outside consultants to independently assess Board compensation.

Procedures for Shareholder Recommendations of Director Nominees

The Committee will consider a director candidate recommended by a shareholder of record for election at the 2021 Annual Meeting if, in addition to meeting other applicable requirements, the shareholder submits the recommendation in writing to the Secretary of the Company in accordance with the procedures for the nomination of directors in the Company’s bylaws (including Article III, Section 3 of the bylaws) and it is received at the Company’s principal executive offices on or before January 8, 2021. The recommendation must include the candidate’s name and address, a description of the candidate’s qualifications for serving as a director and the following information:

■	the name and address of the shareholder making the recommendation;

■

a representation that the shareholder is a record holder of the Company’s Common Stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons recommended;

■

a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

■

information regarding the director candidate that would be required to be included in a proxy statement filed under the proxy rules of the United States Securities and Exchange Commission (“SEC”), if the candidate were to be nominated by the Board;

■	information concerning the director candidate’s independence as defined by applicable NASDAQ listing standards; and

■	the consent of the director candidate to serve as a director of the Company if nominated and elected.

The Nominating and Corporate Governance Committee may refuse to consider the recommendation of any person not made in compliance with this procedure.

Compensation Committee

The Compensation Committee consists of all of the Board’s independent directors, except Mr. Ryder who is not a member of the Committee.  Ms. Garafalo currently serves as its Chair. The Committee reviews and makes determinations with regard to the compensation for the Chief Executive Officer and the Company’s other executive officers.

The Board of Directors has determined that each member of the Compensation Committee is independent as defined by applicable NASDAQ listing standards.

The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website at investors.hookerfurniture.com. The charter delegates to the Committee a number of specific responsibilities for establishing, reviewing, approving, monitoring and administering executive compensation.  In addition, the charter requires that each member of the Compensation Committee be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each Committee member meet applicable NASDAQ director independence requirements.  The Report of the Compensation Committee can be found on page 15.  Under the terms of its charter, the Compensation Committee may delegate any of its duties or responsibilities to subcommittees of the Compensation Committee. In addition, the Compensation Committee may delegate to Company officers certain administrative responsibilities relating to the Company’s 2015 Stock Incentive Plan.

The Compensation Committee has the authority, without any further approval from the Board, to retain advisers, as it deems appropriate, including compensation consultants.  In retaining an adviser, the Compensation Committee has sole authority to approve the adviser’s fees and other retention terms and has the sole authority to terminate the adviser.

The Compensation Committee has directly engaged Mercer (U.S.) Inc. as its external compensation consultant. Mercer reports to and receives direction directly from the Committee, and a representative of Mercer is available to attend meetings of the Compensation Committee as its advisor when requested by the Compensation Committee. Most recently in December 2018, Mercer provided the Compensation Committee with third-party survey information for use in setting short and long-term compensation levels, perspective on emerging compensation issues and trends, and expertise in incentive compensation structure, terms and design. In addition, Mercer provides record keeping and actuarial services in connection with the Company’s Supplemental Retirement Income Plan but does not advise the Company on the design or operation of that plan.  In considering whether to continue to engage Mercer as the Compensation Committee’s compensation advisor, the Compensation Committee annually evaluates Mercer’s independence from Company management and whether it has any conflicts of interest, including the fact that Mercer provides certain record keeping and consulting services to the Company. In fiscal 2020, the Compensation Committee evaluated the fees paid by the Company to Mercer as a percentage of Mercer’s total revenue and Mercer’s policies and procedures to prevent conflicts of interest, and Mercer’s confirmation that it has no business or personal relationship with a member of the Compensation Committee, does not own any stock of the Company, and has no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that Mercer was independent of the Compensation Committee and of Company management and had no conflicts of interest in its performance of services to the Committee.

The Compensation Committee typically meets five to six times each year.  During the 2020 fiscal year, it met seven times. The Compensation Committee invites the Chief Executive Officer and the Chief Financial Officer to attend meetings when the Compensation Committee considers their input relevant or necessary for evaluating compensation proposals.  A portion of each meeting is generally held in executive session, as the Compensation Committee deems appropriate. All Compensation Committee votes are conducted in executive session. The Chief Executive Officer and the Chief Financial Officer do not attend these executive sessions. The Compensation Committee annually reviews the Chief Executive Officer’s compensation.

The Chief Executive Officer makes recommendations to the Compensation Committee concerning compensation for the other executive officers of the Company.  Decisions regarding compensation for employees other than the executive officers are made by the Chief Executive Officer in consultation with other members of senior management.  Management assists the Compensation Committee in administering various elements of the Company’s executive compensation program.  The Compensation Committee has unrestricted access to management and may request the participation of management in any discussion of a particular subject at any meeting.  During fiscal 2020, management provided the Compensation Committee with recommendations regarding executive officer compensation, as discussed further in the executive compensation discussion that begins on page 15.

Audit Committee

The Audit Committee consists of all of the Board’s independent directors. Mr. Beeler serves as its Chair. The Audit Committee:

■	approves the appointment of an independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting;

■	negotiates fees for audit, audit-related and tax services with the Company’s independent public accounting firm;

■	reviews and approves the scope, purpose and type of audit and non-audit services to be performed by the independent registered public accounting firm;

■

reviews and discusses with management and the independent public accounting firm significant accounting, reporting, legal, regulatory or industry developments affecting the Company (and/or the Company’s financial statements), and monitors compliance with the Company’s Code of Business Conduct and Ethics;

■	oversees the Company’s internal audit function; and

■	oversees the accounting and financial reporting processes of the Company and the integrated audit of the Company’s annual financial statements and internal control over financial reporting.

The Audit Committee receives updates from the auditor and management at its quarterly Audit Committee meetings. During fiscal 2020, the auditor and management made presentations to the Committee on specific topics of interest, including:

■	the auditor’s assessment of its independence;

■	significant audit matters;

■	managements’ implementation of new accounting standards;

■	management’s critical accounting policies and practices;

■	the auditor’s fiscal 2020 integrated audit plan and updates on the completion of the plan;

■	compliance with the internal controls required under Section 404 of the Sarbanes-Oxley Act; and

■	the Company’s cybersecurity practices.

The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s website at investors.hookerfurniture.com. The Board of Directors has determined that each member of the Audit Committee is independent as defined by applicable SEC rules and NASDAQ listing standards. The Company’s Board of Directors has determined that each of Messrs. Williamson, Ryder and Beeler is an “audit committee financial expert” for purposes of the SEC’s rules. The Report of the Audit Committee can be found on page 14.

Appointment and Evaluation of the Independent Auditor

On an annual basis, the Audit Committee reviews the audit firm’s performance as part of its consideration of whether to reappoint the firm as the Company’s independent auditor. As part of this review, the Audit Committee considers, among other things:

■	the continued independence of the audit firm;

■	the audit firm’s experience and fresh perspective occasioned by mandatory audit partner rotation and the rotation of other audit management;

■

the length of time the audit firm has served as the Company’s independent auditors, including the benefits of having a long-tenured auditor and controls and processes that help safeguard the audit firm’s independence;

■	whether the audit firm should be rotated and considers the advisability and potential of selecting a different audit firm;

■	the appropriateness of the audit firm’s fees;

■	evaluations of the audit firm by management;

■	the audit firm’s effectiveness of communications and working relationships with the audit committee and management; and

■

the quality and depth of the audit firm and the audit team’s expertise and experience in the Company’s industry and related industries considering the breadth, complexity and global reach of the Company’s business.

Related Party Transactions

The Company’s Audit Committee is responsible under its charter for reviewing and approving any related party transactions. For this purpose, a “related party transaction” includes any transaction, arrangement or relationship involving the Company in which an executive officer, director, director nominee or 5% shareholder of the Company, or their immediate family members, has a direct or indirect material interest that would be required to be disclosed in the Company’s proxy statement under applicable rules of the SEC. There were no related party transactions in fiscal 2020.

For relationships or transactions involving a related-party which involve an officer or director, the proposed relationship or transaction must be (i) reported to the Chair of the Audit Committee, if a director or senior Company officer (including the named executive officers) is involved, (ii) reported to the Chief Financial Officer or the Chief Executive Officer, for transactions involving other officers of the Company, and (iii) reviewed and approved by the Audit Committee. While we do not have a standalone written policy or procedure for the review, approval or ratification of other transactions with related persons, it is our practice that potential related person transactions are first screened by our Chief Financial Officer  and then sent to the Audit Committee for review.  In determining whether to approve or reject a related person transaction, the Audit Committee considers, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related person’s economic interest in the transaction.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees and directors, including the principal executive officer, principal financial officer and principal accounting officer.  A copy of the Code of Business Conduct and Ethics is available on the Company’s website at investors.hookerfurniture.com. Amendments of and waivers from the Company’s Code of Business Conduct and Ethics will be posted to the website when permitted by applicable SEC and NASDAQ rules and regulations.

The Role of the Board of Directors in Risk Oversight

The Board of Directors, or an appropriate committee of the Board of Directors, provides oversight for Company-wide risk management and performs the Board’s oversight role in many different ways, including by:

■	reviewing and approving the Company’s annual operating and capital budgets;

■	reviewing the Company’s quarterly and year-to-date operating results and discussing those results with senior management;

■	reviewing management’s quarterly risk assessment reports;

■	reviewing management’s quarterly Enterprise Risk Management reports;

■	reviewing management reports regarding the Company’s internal control over financial reporting; and

■	reviewing reports regarding the Company’s internal control over financial reporting from its independent registered public accounting firm.

The Audit Committee meets in executive session with the Company’s independent auditors to discuss topics related to the Company’s financial reporting and internal control. Additionally, the Nominating and Corporate Governance Committee and the Compensation Committee meet periodically to address governance and compensation issues, including compensation-related risks. The committees have the authority to utilize outside advisors and experts when needed. In his combined role as Chairman and Chief Executive Officer, Mr. Toms’ membership on the Board gives the Board valuable insight into the Company’s operations and risks. His unique depth of knowledge, experience and expertise give the Board a more complete and holistic view of the risks the Company faces. The Board committees (which consist of only independent members) also engage in discussions regarding risk management in executive session, without the participation of the Chairman and Chief Executive Officer.

Director Share Ownership Guidelines

In a prior year, the Board adopted a policy under which non-employee directors are required to hold shares with a value equal to three times their annual cash compensation. Each director is allowed six years to accumulate the required holding level. Each director that has been a director at least six years as of the end of the Company’s most recently completed fiscal year met these guidelines as of such date.

Director Compensation

The Nominating and Corporate Governance Committee is responsible for recommending director compensation to the Board of Directors. Non-employee directors are compensated based on their term of service, which typically begins with the election of directors at the Company’s Annual Meeting, and which is referred to as a “service year.”

Director Compensation Review

In 2019, the Nominating and Corporate Governance Committee retained Mercer to review director compensation structure and positioning relative to the 13-company peer group developed for the executive total renumeration review in December 2018. Prior to the study, the Board of Directors had outlined proposed adjustments to Director Compensation for the 2019-2020 board term which included:

■	maintaining cash compensation at current level of $48,000 per year; and

■

increasing the portion of each Board member’s award delivered in equity to $60,000 to better align total director compensation and the ratio of cash to equity compensation with the Company’s peer group.

Mercer had no proposed recommended changes to the Board’s proposed approach. Its independent competitive compensation review found that:

■	the $48,000 cash compensation was positioned at the market median;

■	general Board member compensation was positioned between the market 25th percentile and median;

■	providing a fixed equity award was consistent with general industry and market standards and was consistent with the Company’s peers;

■	the $60,000 equity award was positioned at the market median when viewed against general industry and was consistent with the Company’s peers; and

■	the allocation of cash versus equity components was consistent with general industry market standards and practices amongst the Company’s peers.

Based on Mercer’s independent findings confirming that the Company’s our levels of cash and equity compensation payable to the Company’s Board members is reasonable, and (1) to better align director compensation with Board compensation of the Company’s peers and (2) to provide better alignment between the Company’s directors and its shareholders through the increase in equity-based compensation, the Nominating and Corporate Governance Committee recommended that the equity award be increased to $60,000 per year and all other compensation components remain unchanged. The Board approved the Committee’s recommendations and increased the equity award for the 2019-2020 service year.

Non-Employee Director Compensation for the 2019-2020 Service Year

For the 2019-2020 service year non-employee directors received an annual board cash retainer of $48,000, The Lead Director received an additional cash stipend of $15,000, the Audit Committee Chair received an additional cash stipend of $10,000 and the Chairs of the Compensation and Nominating and Corporate Governance committees received additional cash stipends of $5,000 each. These fees were paid to directors in June 2019.

For the 2019-2020 service year, all non-employee directors also received annual grants of restricted stock under the Company’s 2015 Stock Incentive Plan. Each non-employee director received a $60,000 stock grant. The restricted stock awards were determined by dividing $60,000 by the fair market value (as defined in the 2015 Stock Incentive Plan) of the Company’s Common Stock on the award date and rounding to the nearest whole share. The restricted stock will become fully vested, and the restrictions applicable to the restricted stock will lapse, on:

■	the first anniversary of the grant date if the non-employee director remains on the Board to that date; or

■	if earlier, when the director dies or is disabled, the Annual Meeting following the director’s attainment of age 75, or a change in control of the Company.

Under the terms of the 2015 Stock Incentive Plan, as amended, directors may defer receipt of their annual restricted stock award beyond the vesting date (first anniversary of the grant date) to a specified date in the future, attainment of a specified age, or to the director’s termination of service as a director with the Company. Any such restricted stock award that is deferred will ultimately be delivered in shares of the Company’s Common Stock shortly after the deferral date.  During the deferral period, the Company’s commitment to the director to deliver the shares remains an unsecured liability of the Company. This amendment, while adopted in 2017, first applied to annual grants of restricted stock award to directors for service related to the 2018-2019 year.

The Company’s anti-hedging policy applies to persons it has deemed to be “key insiders.” Key insiders include the Company’s Directors, its Executive Officers and other persons who in the normal course of their duties receive company-wide business and financial information before public release. The policy prohibits key insiders from engaging in certain forms of hedging or monetization transactions, specifically prohibiting zero-cost collars and forward stock sales, with the respect to the Company’s Common Stock.  In addition to its anti-hedging provision, the Company’s Insider Trading Policy prohibits key insiders employees, officers, directors or certain of their family members from engaging in certain types of other transactions related to the Company’s Common Stock, including transactions in derivative securities, using margin accounts  pledging shares as collateral.

Directors are reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings or performing their duties as directors, as well as Board-related professional education. Mr. Toms receives no compensation or other payments for serving on the Board of Directors or for attending Board or committee meetings other than reimbursement for expenses. Mr. Toms’ compensation for services rendered to the Company in his capacity of Chairman and Chief Executive Officer is reported in the Summary Compensation Table following the Compensation Discussion and Analysis on page 32.

The following table sets forth non-employee director compensation paid for fiscal year 2020.

Non-Employee Director Compensation

Name	Cash Fees (1)	Stock Awards(2)(3)(4)	Total
W. Christopher Beeler, Jr.	$58,000	$60,000	$118,000
Paulette Garafalo	53,000	60,000	113,000
John L. Gregory, III	48,000	60,000	108,000
Tonya H. Jackson	48,000	60,000	108,000
E. Larry Ryder	48,000	60,000	108,000
Ellen C. Taaffe	53,000	60,000	113,000
Henry G. Williamson, Jr.	63,000	60,000	123,000

1.	Includes annual retainer fee, committee chair fees and lead director fee paid to each director in June 2019, as described in greater detail above.

2.

These amounts are the aggregate grant date fair value of shares of restricted stock awarded to each non-employee director on June 12, 2019 under the Company’s 2015 Stock Incentive Plan. Fair value is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For a discussion of assumptions used in calculating award values, refer to note 15 of the Company’s consolidated financial statements included in the Company’s 2020 Annual Report on Form 10-K.

3.	As of February 2, 2020, each non-employee director had the following unvested stock awards outstanding:

Name	Restricted Stock(#)
W. Christopher Beeler, Jr.	3,019
Paulette Garafalo	3,020
John L. Gregory, III	3,020
Tonya H. Jackson	3,020
E. Larry Ryder	3,020
Ellen C. Taaffe	3,020
Henry G. Williamson	3,019

(4)	Mss. Jackson and Taaffe each deferred the receipt of their 2020 annual restricted stock award until such time as they leave the Board.

Fiscal 2021 Director Compensation Decisions

In response to the COVID-19 crisis and the expected negative financial effects on the Company, the Board of Directors voted to temporarily decrease its total compensation for the 2020-2021 service year, consistent with the temporary reduction of the CEO’s and CFO’s salaries. Each director’s total compensation will be reduced by 20% and will be achieved by reducing total cash fees paid to each director. The reduced cash fees may be adjusted if business conditions return to more normal levels.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements for the fiscal year ended February 2, 2020 with management, including a discussion of the quality and acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on conformity of those audited financial statements with U.S. generally accepted accounting principles, the firm’s judgment as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under the standards of the Public Company Accounting Oversight Board. In addition, the Committee has received the written disclosures and letter from the independent registered public accounting firm to the Committee required by Public Company Accounting Oversight Board Auditing Standard 16 regarding the independent registered accounting firms’ communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firms its independence from the Company.  The Committee has also considered whether the non-audit related services provided by the independent registered public accounting firm are compatible with maintaining the firm’s independence and found them to be acceptable.

The Committee met with the Company’s independent registered public accounting firm, with and without management present, and discussed the overall scope and results of their audits, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2020 for filing with the SEC.

W. Christopher Beeler, Jr., Chair

Paulette Garafalo
John L. Gregory III

Tonya H. Jackson

E. Larry Ryder

Ellen C. Taaffe

Henry G. Williamson, Jr.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis that appears below. Based on that review, and the Committee’s discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Paulette Garafalo, Chair
W. Christopher Beeler, Jr.

John L. Gregory III

Tonya H. Jackson

Ellen C. Taaffe
Henry G. Williamson, Jr.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of the independent directors and none of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation Committee or the Board of Directors as an executive officer.

Compensation Risk Assessment

As part of its oversight responsibilities, the Compensation Committee, with assistance from management, annually reviews the Company's compensation policies and practices for all employees to determine whether they are reasonably likely to present a material adverse risk to the Company. Their review includes, among other things, a consideration of the incentives that the Company’s compensation policies and practices create and factors that may affect the likelihood of excessive risk taking. Based on its most recent review, the Committee concluded that the Company’s employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. For additional information concerning this review, see Management of Executive Compensation-Related Risk on page 30.

EXECUTIVE COMPENSATION

Executive Summary

The Compensation Committee of the Board oversees the Company’s executive compensation program.  More information concerning the composition of the Committee and its authority and responsibilities can be found under Compensation Committee on page 8. The Company’s compensation program is designed to attract and retain highly qualified executives, to maintain a stable executive management team, and to reward those senior leaders who contribute significantly to the Company’s continued financial growth and profitability in the face of rapidly changing market and global economic forces affecting the Company’s business.

The Compensation Discussion and Analysis discusses the compensation program and the compensation decisions made for fiscal 2020 (which ended February 2, 2020) with respect to the following named executive officers:

Name	Title
Paul B. Toms, Jr.	Chairman and Chief Executive Officer
Paul A. Huckfeldt	Chief Financial Officer
Anne Jacobsen Smith	Chief Administrative Officer
D. Lee Boone	Co-President Home Meridian Segment
Michael W. Delgatti, Jr.(1)	President- Hooker Domestic Upholstery & Emerging Channels
Jeremy R. Hoff	President- Hooker Legacy Brands
Douglas Townsend	Co-President Home Meridian Segment

1.	Mr. Delgatti retired on January 31, 2020, the last business day of the Company’s 2020 fiscal year.

COMPENSATION HIGHLIGHTS for FISCAL 2020

Increases in Base Salary

The Compensation Committee reviewed the base salaries of our named executive officers and authorized increases from calendar 2018 rates for three named executive officers to better align with competitive data.

Re-alignment of One Component of Long-Term Incentive Compensation Target

The Compensation Committee re-aligned the peer performance component of the Company’s Long-Term Incentive plan, such that a smaller award was easier to achieve, but larger awards require better relative EPS growth for each performance period.

Authorized Payment of Annual Incentive

The Compensation Committee approved the payout of annual incentive awards   to two executives based upon the company’s satisfactory achievement of pre-determined performance goals relating to  Segment (or segment components) Operating Income, where the Company achieved at least threshold operating income performance in the Company’ operating segments or components thereof.

Authorized 2020 long-term compensation awards

The Compensation Committee awarded long-term compensation in the form of performance stock units tied to pre-established goals relating to earnings per share and also awarded service-based restricted stock units to be delivered exclusively in the form of shares of the Company’s common stock to support executive retention.

Authorized payout of fiscal 2018-2020 Performance Grants	The Compensation Committee authorized the payment of stock and cash to four of our named executive officers as performance against pre-established Company EPS growth goals was met.
Fixed SRIP Retirement Plan Payout.

In November 2019, the Compensation Committee set Mr. Toms’ SRIP payment at $320,290 per year, beginning at a retirement date to be agreed on by Mr. Toms and the Board, in order to ensure a smooth implementation of the Company’s CEO succession planning.

Fiscal 2021 Compensation Decisions

Due to the current adverse effects of the COVID-19 crises and its related negative effect on demand for the Company’s products, and at the recommendation of management, the Compensation Committee determined it was in the best interests of the Company and its shareholders to temporarily reduce the base salary of each executive officer. These reductions are part of the Company’s broader efforts to reduce operating expenses and conserve cash. Base salaries will be reduced starting with the April 2020 monthly payroll and remain at the reduced levels until such time as the Company’s Board of Directors determines it is appropriate for them to return to the previous levels. The amount of temporary reduction in base salary and reduced base salary for each executive officer follows.

	Temporary Reduction (%)	Temporary Reduction ($)	Reduced Base Salary
Paul B. Toms, Jr.	20%	$90,000	$360,000
Paul A. Huckfeldt	20%	55,000	220,000
Anne Jacobsen Smith	15%	41,250	233,750
D. Lee Boone	15%	45,000	255,000
Jeremy R. Hoff	15%	45,000	255,000
Douglas Townsend	15%	45,000	255,000

Executive Compensation Policies and Practices

Our commitment to strong corporate governance practices extends to the compensation philosophy, programs, and policies established by the Compensation Committee, which include the following governance practices and policies:

What we do		What we don’t do
✔	Rigorous goal setting for annual and long-term performance-based compensation	X	No excessive perquisites
✔	Pay for performance	X	No income tax gross ups
✔	Anti-hedging/pledging policy	X	No discretionary bonuses
✔	Claw-back policy
✔	Assessment of compensation risk
✔	Engagement with shareholders
✔	Dual trigger CIC for performance grants and Restricted Stock Unit Awards
✔	Executive Stock Ownership Guidelines

Compensation Philosophy of the Company

The Company’s compensation philosophy is guided by the following objectives:

●	Attract and retain highly qualified executives who will contribute significantly to the success and financial growth of the Company and enhance value for shareholders;

●	Motivate and appropriately reward executives when they achieve the Company’s financial and business goals and meet their individual performance objectives; and

●	Maintain a stable executive management team to ensure the Company’s profitability objectives adapt to:

o	changing consumer preferences,

o	evolving sourcing and distribution options; and

o	broader market factors such as the overall performance of the U.S. economy and the relative strength of housing and home furnishings related activity.

Compensation Program

The Company’s executive compensation program employs several elements of compensation to achieve the objectives of its compensation philosophy. The primary elements of the program are base salary, an annual cash incentive, long-term incentives and supplemental retirement and life insurance benefits.  The Company may enter into an employment agreement with an executive officer under specific circumstances, as discussed further below.  These elements are structured to compensate executives over three separate timeframes:

■

Base Salary and short-term incentives. Base salaries are typically set for each calendar year and the annual cash incentive is set for each fiscal year. The annual cash incentive is determined based on the Company’s financial performance during the current fiscal year. The Compensation Committee sets base salaries and potential annual cash incentive amounts for each executive position based on a number of factors, including competitive market data, executive responsibilities, individual performance and the Committee members’ business judgment.

■

Longer-term compensation. Long-term incentives are designed to reward executives if the Company achieves specific performance goals or growth in shareholder value over multi-year periods.  The amounts payable to executives under performance incentives vary based on the extent to which the specified goals are achieved or surpassed.  The Company has historically granted long-term incentives in the form of performance awards (delivered in cash or stock) and restricted stock units.

■

Full career and time-specific compensation. Supplemental retirement and life insurance benefits are linked to certain executive’s continued employment with the Company to a specified age.  Employment agreements and time-based restricted stock units are designed primarily to retain the covered executives for a minimum defined period of time.

The Committee believes the objectives of the Company’s executive compensation program can best be attained by structuring the program to provide compensation over these separate timeframes.  For example, the Committee views annual and longer-term performance-based compensation as essential to encouraging executives to appropriately balance both the short-term and long-term interests of the Company and its shareholders.  In addition, the Committee believes compensation tied to service over a full career or a specific period helps to promote executive retention and thereby allow the Company to maintain a stable management team.

Fiscal Year 2020 Financial Highlights

The Company reported disappointing results for fiscal 2020. The following are selected highlights of the Company’s results for fiscal 2020 compared to fiscal 2019:

■	Consolidated net income decreased by 57.2% or $22.8 million to $17.1 million.

■	Diluted earnings per share decreased by $1.94 or 57% to $1.44 per share

■

Consolidated net sales for fiscal 2020 decreased by 10.6% or $72.7 million as compared to fiscal 2019, from $683.5 million to $610.8 million due primarily to a $47.2 million or 12.2% sales decrease in the Home Meridian segment, and to a lesser extent in the Hooker Branded and Domestic Upholstery segments of $16.7 million and $10.9 million, respectively, partially offset by a $2.1 million net sales increase in All Other. Sales volume loss in all three segments and one week less of sales compared to fiscal 2019 led to the net sales decreases.

■

Sales were soft going into fiscal 2020 (which began on February 4, 2019) due to a stock-market downturn in late in 2018 and a 35-day US government shutdown which lasted until January 2019. These soft sales were exacerbated by the fact that many of our customers were already in an over-inventoried position in an effort to get ahead of the threatened increase in tariffs on January 1, 2019. Tariffs on finished goods and component parts imported from China created a chain reaction of higher product costs, higher selling prices to our customers, inventory disruptions and the increased costs and management resources needed to shift production to factories in non-tariff countries. Also in late 2018, we encountered an unexpected quality issue with the Home Meridian segment’s largest customer which had an adverse impact on sales and earnings for much of fiscal 2020.

■

Despite disappointing fiscal 2020 results, awards were paid out for the achievement of average annual growth of the Company’s EPS between the 50th and 75th percentile relative to a group of specified peer companies for the Performance Grants relating to the prior performance period of January 30, 2017 to January 29, 2020.

Fiscal Year 2020 Compensation Decisions

The table below reflects 2019 base salaries, annual incentive targets and long-term incentive award targets for our named executive officers approved by the Compensation Committee:

Executive	Base Salary	Annual Incentive at Target	Long-term Incentive at Target
Paul B. Toms, Jr.	$450,000	$337,500	$337,500
Paul A. Huckfeldt	275,000	165,000	165,000
Anne Jacobsen Smith	275,000	137,500	165,000
D. Lee Boone	300,000	150,000	180,000
Michael W. Delgatti, Jr.	300,000	135,000	180,000
Jeremy R. Hoff	300,000	150,000	180,000
Douglas Townsend	300,000	150,000	180,000

■

Base salary– Base salaries were increased during calendar 2019 for Messrs. Toms and Huckfeldt and Ms. Jacobsen Smith based on an executive total renumeration review conducted by Mercer in 2018, which concluded that compensation for these three executives were below median for the Company’s peer group (which the Committee had adopted in 2016), but that Company performance has historically been well above median. Consequently, Mr. Toms base salary was increased from $415,000 to $450,000 and Mr. Huckfeldt’s and Ms. Jacobsen Smith’s salaries were each increased from $250,000 to $275,000.

■

Annual cash incentive – The Company did not achieve at least the threshold level of its fiscal year 2020 consolidated net income target but did achieve at least the threshold operating income targets for Hooker Brands upon which Mr. Hoff is bonused and for H  Contract on which Mr. Delgatti is partially bonused. Consequently, Messrs. Hoff and Delgatti received an annual cash incentive payment under the cash incentive plan established at the beginning of the year by the Compensation Committee.

■

Long-Term Incentive Awards – The Company awarded time-based restricted stock units and performance stock units to the named executive officers for the 2020 fiscal year in April 2019. These awards will be earned based on satisfaction of performance conditions measured for a performance period that includes the 2020-2022 fiscal years. Additionally, performance measurements were met for performance awards granted for the three-year performance period beginning in fiscal 2018 and each named executive officer who was an officer in fiscal 2018 received a payout in the form of shares of company stock and cash in April 2020.

Mix of Total Compensation.  The following charts illustrate the percentage of total compensation for our CEO and our other named executive officers on average, respectively, represented by each element of compensation for the fiscal 2020.

Process for Determining Executive Compensation

The Committee sets base salaries, determines the amount and terms of annual cash incentive opportunities and determines long-term incentive compensation and other benefits for the Company’s executive officers. The Committee follows the processes and considers the information discussed below in setting executive compensation.

Competitive Pay Data

The Compensation Committee engaged Mercer in 2016 to update the Company’s peer group based on the Company’s changed profile following its purchase of the business of Home Meridian International. Mercer was also asked by the Committee to summarize peer compensation data and conduct a review of the Company’s executive compensation programs. Mercer recommended a peer group consisting of companies similar to the Company in terms of industry (companies in the furniture/household durables/consumer discretionary markets) and size (companies with annual revenue of approximately 60% to 265% of the Company’s annual revenue). Mercer recommended this group because its members shared various financial and operational attributes with the Company, while not being limited to furniture companies. The peer group represents companies of a similar size and similar operational complexity as the Company, and also represents the type of companies against which the Company competes for management talent. The peer group consists of the following companies:

■	American Woodmark Corporation

■	Bassett Furniture Industries, Inc.

■	Cavco Industries, Inc.

■	Culp, Inc.

■	Dixie Group, Inc.

■	Ethan Allen Interiors, Inc.

■	Flexsteel Industries, Inc.

■	Haverty Furniture Companies, Inc.

■	La-Z-Boy, Inc.

■	Lifetime Brands, Inc.

■	Nautilus, Inc.

■	PGT Innovations, Inc.

■	Trex Company, Inc.

The Compensation Committee has used this peer group as one of several factors in making compensation decisions and to establish a baseline from which to set executive compensation (including during fiscal 2020). The Committee compared total compensation as well as the individual compensation elements for each executive officer to the peer group in fiscal 2020. The Committee will refresh the peer group and compensation study in the future, as needed. The Committee does not tie compensation for its executive officers to any particular level or target based on this comparable compensation data. Instead, the Committee considers this pay comparability data as one of many factors when determining the appropriateness of individual elements of compensation, as well as the total compensation, payable to the Company’s executive officers.

Other factors considered in setting fiscal 2020 executive compensation were inflation, regional cost-of-living factors and whether there were material changes in executives’ duties.

Company Performance

Each year the Committee considers which financial performance measures to use in setting annual and longer-term incentive compensation for the executive officers. The Committee has, at various times, linked annual cash incentives to the Company’s attainment of specific levels of operating income, pretax income and net income. Longer-term incentives typically have been linked to achievement of a different set of performance measures, such as earnings per share for performance grants. Historically, the Committee has awarded long-term performance grants tied to growth in the Company’s earnings per share (EPS), both in absolute terms and relative to EPS growth for the peer group companies. The Committee believes that EPS and EPS growth are currently the most appropriate performance measures for long-term compensation incentives because these metrics lend themselves, in a simple and objective manner, to year-over-year comparisons and to comparison with the financial performance of peer companies. In most cases, other performance measures have been found to behave in a manner consistent with EPS-related measures. Therefore, the Committee does not believe additional criteria would provide a different or an enhanced perspective on the Company’s performance.

The Committee generally selects performance measures for annual incentive compensation that correspond to financial measures used by management in making day-to-day operating decisions and in setting strategic goals. In addition, these types of measures are used by the Board in evaluating Company performance. The Committee generally consults with the Chief Executive Officer and other senior executives before setting performance levels for annual and longer-term incentive compensation. The input provided by management is one of many factors that Committee considers in establishing the applicable measures and performance levels for incentive compensation. The other factors the Committee considers include the annual operating budget which is approved by the Board. The Board’s approval of the annual budget includes its review of industry and macroeconomic trends, industry sales growth, cost containment and expected capital expenditures.

Individual Performance

The Committee annually assesses the individual performance of each executive officer and considers it when setting an executive officer’s base salary. However, given the modest increases in cost of living in recent years and the Company’s emphasis on linking a larger percentage of executives’ total compensation to performance-based incentives, the Committee may elect not to increase certain executives’ base salaries on an annual basis, instead using potential annual and longer-term incentive-based payments to compensate individual executives. The Committee reserves the right to adjust base salaries as it determines to be appropriate; however, the Committee does not have a practice of automatically providing for annual increases in base salaries and therefore a decision not to increase an executive’s base salary is not based on an assessment of an executive’s performance. Each executive’s performance is measured against specific personal objectives that were established early in the prior year. The Chief Executive Officer’s annual personal objectives are established in consultation with the Committee. Other executive officers establish their individual objectives in consultation with the Chief Executive Officer. These objectives may include both subjective and quantifiable individual and departmental performance and developmental initiatives that are within each officer’s area of operation and are consistent with the Company’s strategic plans.

The Committee’s assessment of each executive officer’s performance with respect to these objectives is conducted primarily through conversations with the Chief Executive Officer and a review of Company performance. The Committee believes that consideration of individual performance objectives is important because it creates incentives for executive officers to make specific contributions to the Company’s financial growth based on their individual areas of responsibility, and because it allows the Company to reward those specific contributions.

Allocating Between Compensation Elements

The Committee does not have a fixed standard for determining how an executive officer’s total compensation is allocated among the various elements of the Company’s compensation program. Instead, the Committee uses a flexible approach so that it can structure the compensation elements in a manner that will, in its judgment, best achieve the specific objectives of the Company’s compensation program. However, the Committee believes that a meaningful portion of a named executive officer’s compensation should be performance-based.

Shareholder Say-on-Pay Vote

At the 2019 Annual Meeting, shareholders had the opportunity to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers. This is referred to as a “say-on-pay” proposal. Over 99% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Committee believes this vote result reflects general approval of the Company’s overall approach to structuring the Company’s executive compensation program. Therefore, the Committee did not make any significant changes in the structure of the Company’s executive compensation program during fiscal 2020 in response to the 2019 say-on-pay vote. The Compensation Committee will continue to consider the vote results for say-on-pay proposals in future years when making compensation decisions for the Company’s named executive officers.

The Board of Directors has determined that the Company’s shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by the Company’s shareholders at the 2017 Annual Meeting. Accordingly, at the 2020 Annual Meeting, shareholders will again have the opportunity to indicate their views on the compensation of the Company’s named executive officers by an advisory say-on-pay vote. The Board recommends that you vote FOR the say-on-pay proposal (Proposal Four) at the 2020 Annual Meeting. For more information, see “PROPOSAL FOUR — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION” on page 57 in this proxy statement.

Executive Compensation Decisions for Fiscal Year 2020

For the 2020 fiscal year, the primary elements of compensation for the named executive officers were:

■	base salary (set on a calendar year basis),

■	an annual cash incentive opportunity (based on the Company’s fiscal year financial performance),

■	long-term equity-based incentives for each named executive officer,

■	supplemental retirement benefits for three of the named executive officers, and

■	life insurance benefits for one of the named executive officers, for part of the year.

Base Salary

Based on Mercer’s executive compensation study prepared in a prior year, the Committee established base salaries for each named executive officer during the first quarter of fiscal 2020 to be effective for the 2019 calendar year. Although the study data was from a prior year, it was deemed satisfactory by the Committee, since the information was used only as a guideline, not a benchmark. For more information on base salary decisions in fiscal 2020, see “Base salary” under “Fiscal 2020 Compensation Decisions” on page 19.

The Committee’s process for setting base salary and other compensation included an annual review of individual performance and such other relevant factors as accomplishments in the executive’s current role, changes in responsibilities, job performance and the Committee’s assessment of the market rate for these positions. The Committee does not automatically increase base pay annually, but instead bases salary increases on the preceding factors.

Annual Cash Incentive

The Committee believes it is in the best interests of the Company and its shareholders to base the annual cash incentive directly on achievement of an objective performance metric. The Committee generally considers consolidated net income to be the appropriate performance metric for the annual cash incentive for senior management because it believes that items included in net income, such as consolidated income tax expense, discontinued operations, interest expense and other income and expense, reflect upon the appropriateness of management decision-making and therefore provide an effective tool for measuring senior management performance over the course of a fiscal year. However, since the responsibilities of Messrs. Boone, Delgatti, Hoff and Townsend were primarily related to one or multiple components of the Company’s operating segments, the Committee believed it was in the best interests of the Company and its shareholders to set performance metrics for each of those named executive officers based on the operating income most closely related to his individual area or areas of responsibility. Therefore, annual cash incentives for Messrs. Boone and Townsend were based on Home Meridian segment operating income and Mr. Delgatti’s annual cash incentive was based on two separate components: fifty percent of the bonus opportunity was based on operating income of the Domestic Upholstery segment and fifty percent was based on H Contract’s operating income. Mr. Hoff’s annual cash incentive is based on Hooker Branded segment’s operating income. For more information on fiscal 2020 annual cash incentive decisions, see “Annual Cash Incentive” discussion under “Fiscal 2020 Compensation Decisions” on page 19.

The Committee approved an annual cash incentive for the 2020 fiscal year. Messrs. Toms and Huckfeldt and Ms. Jacobsen Smith had the opportunity to receive a payment, expressed as a percentage of his or her calendar year 2019 base salary, if the Company obtained 80% or more of its fiscal 2020 consolidated net income target. Messrs. Boone, Delgatti, Hoff and Townsend had the opportunity to receive a payment, expressed as a percentage of their calendar year 2019 base salary, if their respective segment or segment components (defined above) obtained 80% or more of its fiscal 2020 operating income target. No cash bonus would be payable unless at least 80% of the consolidated net income target (in the case of Messrs. Toms and Huckfeldt and Ms. Jacobsen Smith) or segment’s/segment component’s operating income targets (in the case of Messrs. Boone, Delgatti, Hoff and Townsend) were met. The bonus opportunity was capped at a maximum amount if the Company reached 125% or more of its consolidated net income target (or segment or segment component operating income) for fiscal year 2020. For net income or operating incomes achieved at levels between the target percentages shown in the table below, a bonus percentage is interpolated such that each 1% increase in net income or operating income between the target levels results in additional bonus earned.

Annual cash incentive targets are established based on budgeted net income and segment/ segment component operating income. Budgeted net income and operating income are established by management in its annual operating budget, which is approved by the Board.

Target payouts for each named executive were established based on a number of factors including:

■	Historical target payouts for each executive;

■	data contained in a Mercer compensation study from a prior fiscal year;

■	general business knowledge and experience of the Committee’s members;

■	other general compensation information available to the Committee, such as perceived contribution to the Company’s success, including areas outside the executive’s core functions; and

■	the short-to-medium term total realizable compensation for each executive.

As discussed above, the Mercer study reflected total compensation for similar positions at similarly situated companies with which the Company would expect to compete for executive talent. The Committee evaluated each executive’s total compensation, with an emphasis on shifting a greater share of the executive’s total compensation to incentive-based pay and also considered the executives’ specific roles, responsibilities and experience, as well as other elements of each executive’s compensation arrangement and considered the mix of short- and long-term elements in each executive’s overall compensation plan. Generally, the greater an executive’s responsibilities, the larger the potential award. For example, Mr. Toms, the most senior executive was awarded a larger potential incentive award than were other senior executives due to his senior standing within the Company and his larger share of responsibilities. The incentive opportunities were structured such that if consolidated net income or segment or segment component operation income does not meet the target, the named executive officers would receive a reduced payment or no payment, but if consolidated net income or segment of segment component operating exceeded the target, incentive payments would increase at a rate greater than the increase in net income. This was designed to recognize exemplary consolidated net income achievement. In no event would an incentive payment be earned if less than 80% of the target level was attained.

The award opportunities for each executive were as follows (expressed as a percentage of 2019 calendar year base salary):

If the Company Attains the following Percentages of Performance Target:
	<80%	80%	90%	100%	110%	125%

Paul B. Toms, Jr.	0%	37.5%	67.5%	75%	93.8%	123.8%
Paul A. Huckfeldt	0%	30.0%	54.0%	60%	75.0%	99.0%
Anne Jacobsen Smith	0%	25.0%	45.0%	50%	62.5%	82.5%
D. Lee Boone	0%	25.0%	45.0%	50%	62.5%	82.5%
Michael W. Delgatti, Jr.	0%	22.5%	40.5%	45%	56.3%	74.3%
Jeremy R. Hoff	0%	25.0%	45.0%	50%	62.5%	82.5%
Douglas Townsend	0%	25.0%	45.0%	50%	62.5%	82.5%

Each additional percentage of net income realized between the percentages shown above is interpolated, such that each additional percentage of net income realized between the threshold amounts shown above results in a larger bonus payout, as shown in the table below:

	Interpolation per 1% of increased earnings:
	Between 80-89% of Target Net Income	Between 90-99% of Target Net Income	Between 100-109% of Target Net Income	Between 110-125% of Target Net Income
All executive officers	4%	1%	2.5%	2.67%

The net income target for the 2020 fiscal year was set at $43.9 million on a consolidated basis. The net income target had previously been approved by the Board in consultation with management, and after considering the Company’s profit potential, the impact of national and international economic conditions on the Company and the home furnishings industry as a whole. Based on these factors, the

Committee concluded that the target and threshold levels were appropriate to motivate and appropriately reward executive officers to attain the desired level of performance for fiscal 2020.

The 80% threshold performance level for our annual cash incentive was believed to be an achievable goal. The 100-124% target performance level was believed to be aggressive, but attainable. Performance at or above the 125% level was believed to be realizable, but only with exceptional performance.

Only the Hooker Branded segment and H Contract achieved at least the threshold operating income target set by the Committee for fiscal 2020. The Hooker Branded segment achieved 85% of its $25.2 million operating income target. H Contract 128% of its $1.5 million operating income target. This resulted in payments at each of the percentages indicated. As a result, the named executive officers received annual cash incentive payments as follows:

Name	Fiscal 2020 Annual Cash Incentive Earned
Paul B. Toms, Jr.	$-
Paul A. Huckfeldt	-
Anne Jacobsen Smith	-
D. Lee Boone	-
Michael W. Delgatti, Jr.	111,375
Jeremy R. Hoff	105,000
Douglas Townsend	-

Long-Term Incentives

During fiscal 2020, consistent with the Committee’s objective of giving greater weight to the performance-based element of total compensation, the Committee granted two types of long-term incentive awards for the performance period beginning in fiscal year 2020. The awards were designed to directly link a significant portion of a named executive’s compensation to growth in value of the Company and to further enhance existing retention incentives under the Company’s executive compensation program.

The first of the two types of awards was a Performance-based Restricted Stock Unit (“PSU”) grant and the second type of award was a service-based restricted stock unit. The second type is discussed on page 28 and below.

Before fiscal 2019, the Committee awarded performance –based grants payable in cash or shares instead of performance-based restricted stock units (referred to as “PSUs”), which are settled in shares of common stock of the Company. Performance –based grants worked nearly identically to the way PSUs currently work, except that:

■

performance-based grants could be paid in a combination of cash or shares of the Company’s common stock at the discretion of the committee when vested; PSUs are paid in shares of the Company’s common stock only, with shares withheld at vesting to pay taxes at the statutory rate; and

■

the number of shares awarded under the performance-based grants was determined by dividing the dollar amount of the award by the settlement-date fair market value of the Company's stock; the number of PSUs awarded is determined by dividing the dollar amount of the award by the grant date fair market value of the company's stock.

The Committee believed it was in the best interest of the Company and its shareholders to award PSUs because they believed an award whose shares were determined based on payout or settlement-date fair market value of the Company’s stock instead of the grant-date fair market value of the Company stock, would further promote longer-term thinking among its named executive officers and better align its interests with those of the Company’s shareholders.

Performance-based Restricted Stock Unit

Each performance-based RSU entitles the executive officer to receive one share of the Company’s common stock based on the achievement of two specified performance conditions if the executive officer remains continuously employed by the Company through the end of the three-year performance period (subject to limited exceptions). One target is based on annual average growth in the Company’s EPS over the performance period and the other target is based on EPS growth over the performance period compared to that of the peer companies described at page 21. The PSUs vest subject to the Company’s attainment of pre-established financial goals related to the sum of two amounts, (1) the Company’s absolute EPS Growth and (2) relative EPS growth, over a three-year performance period that began February 4, 2019 and ends January 30, 2022, as approved by the Committee. The payout or settlement of the PSUs shall be made in shares of the Company’s common stock (based on the fair market value of the shares of the Company’s common stock on the date of settlement or payment). The PSUs do not convey any dividend or dividend equivalent rights to the executive officer.

In 2019, the Compensation Committee reviewed its experience with the Company’s long-term incentive plan and determined that it was in the best interests of the Company and its shareholders to re-align the relative or “peer performance” component of the Company’s Long-Term Incentive plan. The peer performance component was re-aligned such that a smaller, “threshold” award would be easier to achieve, but that larger awards at target and at maximum would require better relative EPS growth for each performance period:

■

A threshold award will be paid at half of target if the Company’s relative EPS growth is between the 40th percentile but less than the 59th percentile. Under the prior plan, the threshold began at 50th percentile and ended at less than the 75th percentile;

■

An award at plan target will be paid if relative EPS growth is between the 60th percentile but less than the 79th percentile. Under the prior plan, an award at target was paid for performance between the 50th and 75th percentiles; and

■

An award at plan maximum will be paid if relative EPS growth is equal to or greater than the 80th percentile. Under the prior plan, an award at target required relative EPS growth of equal or greater to the 75% percentile.

The amount set forth in the table below is based on the average annual growth of the Company’s fully diluted EPS from continuing operations over the performance period. The Company’s EPS growth must average at least 5% annually over the performance period for a payment to be made.

	Payout in Shares of Company Stock Based on EPS Growth (%) for Performance Period
Executive Officer	Threshold 5%	Target 10%	15%	Maximum 20%
Paul B. Toms, Jr.	1,417	5,668	7,086	8,502
Paul A. Huckfeldt	554	2,217	2,772	3,326
Anne Jacobsen Smith	554	2,217	2,772	3,326
D. Lee Boone	506	2,026	2,532	3,039
Michael W. Delgatti, Jr.	506	2,026	2,532	3,039
Jeremy R. Hoff	506	2,026	2,532	3,039
Douglas Townsend	506	2,026	2,532	3,039

The amount set forth in the table below is based on the average annual growth of the Company’s EPS over the performance period relative to a group of specified peer companies. However, if the Company’s EPS growth is not positive for the performance period, this payment will be capped at the amount for the 50th percentile.

	Payout in Shares of Company Stock Based on Relative EPS Growth for Performance Period
Executive Officer	Less than 40th percentile	Threshold 40th percentile, but less than 59th percentile	Target 60th percentile, but less than 79th percentile	Maximum Equal to or greater than 80th percentile
Paul B. Toms, Jr.	-	2,834	5,668	8,503
Paul A. Huckfeldt	-	1,108	2,217	3,326
Anne Jacobsen Smith	-	1,108	2,217	3,326
D. Lee Boone	-	1,013	2,026	3,039
Michael W. Delgatti, Jr.	-	1,013	2,026	3,039
Jeremy R. Hoff	-	1,013	2,026	3,039
Douglas Townsend	-	1,013	2,026	3,039

The Committee selected EPS as the measure for the performance targets because EPS, and especially changes in EPS, directly reflect changes in the value of the Company over time, which the Committee believes best reflects the long-term interests of the shareholders. Using a simple, well-defined performance measure for these awards reduces the risk of manipulating that measure for short-term gain and reduces the risk of unintended consequences that could result from paying bonuses based on factors other than earnings, such as sales growth or non-financial measures which could misalign shareholder and management objectives. For example, a focus on sales growth or a non-financial metric such as customer satisfaction could provide an incentive to increase sales through greater discounting or create excessively generous return and allowance policies at the expense of overall profitability.

Restricted Stock Units

As mentioned above, the Committee also awarded to each named executive officer (other than Mr. Toms) restricted stock units that will vest if the executive remains continuously employed with the Company (subject to limited exceptions) until the three-year anniversary date of each grant which is April 15, 2022. The awards may be paid in shares of company stock, cash or a combination of both, as determined by the Committee in its discretion. They are designed to encourage retention and to provide an incentive for increasing shareholder value. The number of RSUs awarded to each executive officer is set forth in the table below:

Executive Officer	Number of RSUs
Paul B. Toms, Jr.	0
Paul A. Huckfeldt	1,108
Anne Jacobsen Smith	1,108
D. Lee Boone	1,995
Michael W. Delgatti, Jr.	1,995
Jeremy R. Hoff	1,995
Douglas Townsend	1,995

The Committee did not award restricted stock to Mr. Toms because it determined that the Supplemental Retirement Income Plan (“SRIP”) and executive life insurance program (“ELIP”) provide sufficient retention incentives for him. While Mr. Toms’ ELIP participation ended when he turned 65 during fiscal 2020, the Committee determined that the SRIP benefit was a sufficient retention incentive since at age 65 Mr. Toms was 100% vested in his future SRIP benefits.

Supplemental Retirement Benefits

Messrs. Toms and Huckfeldt, Ms. Jacobsen Smith and certain other officers and managers, participate in the Company’s Supplemental Retirement Income Plan (“SRIP”). The SRIP is a non-qualified, unfunded supplemental retirement plan that provides a monthly benefit equal to a specified percentage of the participant’s base salary plus annual bonus for the 60-consecutive month period preceding his termination of employment (referred to as his or her “Final Average Earnings”). Messrs. Toms and Huckfeldt and Ms. Jacobsen Smith are each eligible to receive a monthly benefit equal to 50%, 25% and 25%, respectively, of their Final Average Earnings. However, in November 2019 the Compensation Committee and the full Board authorized an amendment to the SRIP freezing Mr. Toms’ Final Average Earnings at $640,580. Therefore, the maximum annual payment to Mr. Toms under the SRIP plan will be $320,290 per year at his retirement, subject to fulfilling his commitment to assist the Board in implementation of a CEO succession plan. For all executives, the benefit is paid for 15 years following the participant’s retirement. As a general matter, a participant is not entitled to receive any benefit under the SRIP unless they remain continuously employed with the Company to age 60. At age 60, the participant becomes vested in 75% of their SRIP benefit and in 5% increments each following year until becoming 100% vested at age 65, assuming the participant remains continuously employed to those dates.

The objective of the SRIP is to create incentives for covered employees to remain employed with the Company over the balance of their careers, reward extended service with the Company and to balance short-term and long-term decision making, thereby enhancing the stability of the management team and allowing for predictability in succession planning. In addition, the Committee has determined that the SRIP helps mitigate compensation-related risk for the reasons discussed at page 31.

Each participant’s benefit in the SRIP will become fully vested, regardless of age, and the present value of those benefits will be paid in a lump sum upon a change in control of the Company. The Committee believes that this provision further enhances retention by providing assurance to employees that the benefits promised under the SRIP will be paid if the Company comes under new ownership or control. The amounts to which participating named executive officers would be entitled to receive under the SRIP and additional information concerning the SRIP can be found in the Pension Benefits table on page 38 and Potential Payments upon Termination or Change in Control on page 39.

Messrs. Boone, Delgatti, Hoff and Townsend do not participate in the SRIP. They have been provided other retention incentives under their employment agreements that are tailored to their specific employment circumstances.

Employment Agreements

The Committee recognizes that in certain circumstances employment agreements may help the Company achieve the objectives of its compensation program and its other business goals. Therefore, the Committee assesses on a case-by-case basis whether it may be appropriate to enter into employment or separation agreements with executive officers.

The Committee has previously determined that an employment agreement was not needed with Mr. Toms because the SRIP, long-term incentive plan and ELIP benefits served as sufficient retention incentives for him. The Committee has previously determined that an employment agreement with Mr. Huckfeldt was not needed because his SRIP benefit and the long-term incentive plan served as a sufficient retention incentive.

The Company entered into employment agreements with Ms. Jacobsen Smith and Messrs. Boone, Hoff and Townsend during fiscal 2019.

Ms. Jacobsen Smith currently serves as the Company’s Chief Administrative Officer. She is viewed as key to the Company’s success in the near-to-medium term. While Ms. Jacobsen Smith participates in the SRIP, she is not yet vested. Given these facts, the Committee determined that an employment agreement, which includes a non-compete agreement, offered to secure an employment commitment from Ms. Jacobsen Smith, was appropriate.

Messrs. Boone and Townsend currently each serve as Co-Presidents of the Company’s Home Meridian segment. Mr. Hoff currently serves as the President of the Company’s Hooker Branded segment. Messrs. Boone, Hoff and Townsend are viewed as executives key to the near-to-medium term success of their respective segments’ sales and operations. Additionally, since Messrs. Boone, Hoff and Townsend do not participate in the SRIP, the Committee determined that an additional incentive was needed. With this in mind, the Committee determined that employment agreements, which include non-compete agreements, offered to secure employment commitments from Messrs. Boone, Hoff and Townsend, was appropriate.

For information regarding the terms of these employment agreements, see “Employment Agreements and Other Employment Terms” on page 34.

Other Benefits

The Company maintains a tax-qualified 401(k) savings plan for all of its eligible employees, including the named executive officers. The plan provides for Company matching contributions, which are fully vested upon contribution. The Company’s other benefit plans include health care, dental and vision insurance, group life insurance, disability insurance and tuition assistance. The named executive officers participate in these plans on the same basis as other eligible employees.

Tax and Accounting Implications of Executive Compensation

Our Compensation Committee believes that shareholder interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. However, our Compensation Committee does not anticipate a shift away from variable or performance-based compensation payable to our executive officers in the future, nor do we anticipate applying less rigor in the process by which we establish performance goals or evaluate performance against such pre-established goals, with respect to compensation paid to our NEOs. In addition, accounting considerations are one of many factors that our Compensation Committee considers in determining compensation mix and amount.

Incentive Compensation Recoupment Policy

The Board of Directors previously adopted a “clawback” policy called the Incentive Compensation Recoupment Policy, in which the Board has the authority to pursue recovery of incentive compensation for an accounting restatement, a material error in a compensation measure or fraudulent or intentional misconduct. This policy does not limit the legal remedies the Company may seek against any employee for fraudulent or illegal activity. Further, this policy was not adopted in response to any particular concerns, but rather to align the Company’s compensation practices with observed best practices.

Management of Executive Compensation-Related Risk

The Company’s executive compensation program is designed to create incentives for its executives to achieve its annual and longer-term business objectives. The Committee considers how the individual elements of executive compensation, and the executive compensation program as a whole, could potentially encourage executives, either individually or as a group, to make excessively risky business decisions at the expense of long-term shareholder value. In order to address this potential risk, the Committee annually reviews the risk characteristics of the Company’s executive compensation programs generally and considers methods for mitigating such risk. The Committee considers the following characteristics of the Company’s executive compensation program as factors that help mitigate such risk:

■	the Committee has authority under the Company’s Incentive Compensation Recoupment, or “clawback”, policy to pursue recovery of excess incentive compensation paid to executives as a result of:

■	an accounting restatement;

■	a material error in a compensation measure; and/or

■	fraudulent or intentional misconduct.

■	the Committee has the unlimited authority to reduce long-term performance grant awards or pay no award at all;

■	long-term performance grants are performance-based, which aligns compensation with the interests of our shareholders;

■	overall compensation is balanced between fixed and variable pay, and variable pay is linked to annual performance and performance over multi-year periods;

■

the fixed compensation provided under our SRIP to certain executive officers helps avoid the potential for excess leverage and allows for longer service conditions than typical variable pay arrangements, thereby enhancing retention and management continuity;

■

the multi-year cliff-vesting feature of restricted stock units promotes long-term retention, helps to mitigate inappropriate short-term risk taking and helps to align management and shareholder interests;

■	profitability goals, which serve as inputs for variable annual cash incentive compensation and long-term performance grants, are approved by the board;

■

the long-term performance grants have been based on cumulative absolute and relative EPS growth over multi-year periods, which helps reduce the potential for short-term focus at the expense of longer-term growth;

■	a consistent compensation philosophy has been applied year-over-year and does not change significantly with short-term changes in business conditions;

■

open dialogue among management, the Committee and the Board regarding executive compensation policies and practices and the appropriate incentives to use in achieving short-term and long-term performance targets; and

■	other general risk mitigating factors, including:

■	quarterly reviews of the Company’s results of operations and financial condition;

■	quarterly review of management’s periodic risk assessment report;

■	quarterly review of management’s Enterprise Risk Management report;

■	annual review of management’s compensation risk report;

■	executive sessions at all committee meetings, including executive session with the Company’s independent auditor; and

■	a fairly flat organizational structure, which promotes knowledge sharing and risk awareness by members of senior management.

Other Policies and Practices

Cash Incentives. The Committee has adopted certain guidelines for administering annual cash incentive compensation. Generally, an executive must remain employed to the last day of a fiscal year to be eligible to receive an annual cash incentive payment for that fiscal year. However, executives who terminate employment during the last quarter of a fiscal year due to death or disability, or who retire after they have attained age 55 and completed 10 years of service, are entitled to receive the same payment that they would have received had they remained employed to the end of the fiscal year. Executives who meet either of these requirements and who terminate employment in the second or third quarter of a fiscal year are entitled to receive 50% or 75%, respectively, of the payment they would have received had they remained employed to the end of the fiscal year. The guidelines establish procedures for the Committee to review and approve annual cash incentive determinations after the Chief Executive Officer and Chief Financial Officer confirm whether the performance conditions for the fiscal year have been achieved and whether any other applicable conditions have been met for that fiscal year.

Stock Ownership Guidelines. The Committee adopted stock ownership requirements in April 2019 such that the Chairman & CEO is required to hold at least three-times his base salary in Company stock and each other executive officer is required to hold two-times his or her base salary, as measured by the Company’s closing stock price as of the end of the most recently completed fiscal year. Each executive officer is allowed six years to accumulate the required number of shares. Since the 2013 fiscal year, the Committee has approved restricted share units and performance grants for executive officers, which may be paid in shares of Common Stock, cash or both if the applicable service and performance requirements are met.

Hedging Policy. Executive officers, along with directors and certain other “key insiders,” are prohibited from engaging in certain types of transactions related to our Common Stock, including zero-cost collars and forward stock sales, as well as transactions in derivative securities, using margin accounts and pledging shares as collateral. See the discussion on page 12 for additional details regarding prohibited transactions.

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to the Company for the three fiscal years ended February 2, 2020 of the persons who were the Company’s named executive officers that year.

		Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position	Year	($)(3)	($)	($)(4)	($)(5)	($)(6)	($)(7)	($)

Paul B. Toms, Jr.,	2020	444,167		337,500		764,385	19,523	$1,565,575
Chairman and CEO	2019	415,000		249,000	289,463	547,337	39,086	1,539,886
	2018	415,000		249,000	305,025	555,184	39,435	1,563,644

Paul A. Huckfeldt,	2020	270,833		165,000		210,354	10,379	656,566
CFO and Sr. VP Fin. and Acctg.	2019	250,000		150,000	104,625	103,290	10,164	618,079
	2018	250,000		149,069	110,250	116,799	9,920	636,038

Anne M. Jacobsen Smith,	2020	270,833		165,000		160,511	10,379	606,723
CAO, Sr. VP Administration	2019	237,500		100,000	93,000	70,875	9,775	511,150
	2018	200,000		119,243	88,200	58,138	9,775	475,356

D. Lee Boone,	2020	300,000		180,000		-	10,306	490,306
Co-President – Home Meridian segment (1)	2019	287,500		120,000	60,000		10,099	477,599

Michael W. Delgatti, Jr.,	2020	300,000	180,000	111,375	-	9,606	600,981
President-Hooker Domestic	2019	300,000	180,000	135,000	-	10,140	625,140
Upholstery & Emerging Channels	2018	300,000	188,115	130,950	-	9,248	628,313

Jeremy R. Hoff,	2020	300,000	180,000	105,000	-	10,306	595,306
President-Hooker Branded Segment (2)	2019	260,154	120,000	150,000		7,821	537,975

Douglas Townsend,	2020	300,000	180,000		-	10,306	490,306
Co-President – Home Meridian segment (1)	2019	293,333	120,000	60,000		10,178	483,511

(1)	Messrs. Boone and Townsend were promoted to Co-President of the Company’s Home Meridian segment on June 1, 2018 and were first designated executive officers at that time.

(2)	Mr. Hoff was first designated an executive officer in fiscal 2019.

(3)

Amounts shown represent base salary paid during the fiscal year before any deductions into the Company’s 401(k) plan. Annual base salary adjustments generally become effective at the beginning of each calendar year and do not coincide with the beginning of a fiscal year.

(4)

For Mr. Toms, this amount is the grant date fair value of the three-year performance grant that was awarded to him in fiscal 2020. For the other named executives, this amount is the sum of the grant date fair value of (a) the restricted stock units and (b) three-year performance grants that were awarded to the named executive officers in fiscal 2020. The value of these awards was determined in accordance with FASB ASC Topic 718. The three-year performance grants shown were computed assuming that the probable level of performance would be achieved (15% EPS growth and relative EPS growth at the 50th percentile for the performance period) and excluded the impact of estimated forfeitures related to service-based vesting conditions. For more information regarding the restricted stock units and the three-year performance grants, refer to the Grants of Plan-Based Awards table on page 35 and to the Outstanding Equity Awards at Fiscal Year-End table on page 37. The value of the PSU awards to our named executive officers assuming the maximum level of performance is achieved are as follows: $506,250 (Toms), $198,022 (Huckfeldt), $198,022 (Jacobsen Smith), $180,913 (Boone), $180,913 (Delgatti), $180,913 (Hoff) and $180,913 (Townsend). For more information regarding the calculation of restricted stock unit and performance grant values, refer to note 15 of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2020 (the “2020 Form 10-K”), as filed with the SEC.

(5)

This column shows amounts earned under the annual cash incentive program, if any. For more information regarding the terms of the annual cash incentives for fiscal year 2020, see the Executive Compensation discussion at page 24.

(6)

This column shows the change in the present value of the named executive officer’s accumulated benefit under the Supplemental Retirement Income Plan (“SRIP”) at the earliest full benefit retirement age. These changes in present value are not directly in relation to final payout potential and can vary significantly year-over-year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or other reasons; (iii) actual age versus predicted age at retirement; (iv) the discount rate used to determine present value of benefit; and (v) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the NEO at retirement and an increase in the discount rate has the opposite effect. The numbers reported are pension accounting values and were not realized by the named executive officers during the relevant fiscal year. None of the named executive officers received above-market or preferential earnings on compensation that was deferred on a non-tax-qualified basis. Messrs. Boone, Delgatti, Hoff and Townsend do not participate in the SRIP.

(7)

All Other Compensation for fiscal year 2020 includes premiums paid by the Company for life insurance policies that supported Mr. Toms’ benefit under the executive life insurance program (“ELIP”), amounts reimbursed for disability income insurance premiums and matching contributions to the Company’s 401(k) plan.

Name	ELIP	Disability Income Insurance Premium Reimbursement	401(k) Match	Total
Paul B. Toms, Jr.	$9,115	$506	$9,902	$19,523
Paul A. Huckfeldt	-	506	9,873	10,379
Anne Jacobsen Smith	-	506	9,873	10,379
D. Lee Boone	-	506	9,800	10,306
Michael W. Delgatti, Jr.	-	506	9,100	9,606
Jeremy R. Hoff	-	506	9,800	10,306
Douglas Townsend	-	506	9,800	10,306

Only Mr. Toms participated in the ELIP.

Employment Agreements and Other Employment Terms

The Company entered into employment agreements with Ms. Jacobsen Smith and Messrs. Boone, Hoff and Townsend on June 4, 2018, each of which provides for an indefinite term and sets forth the executive’s annual base salary rate ($275,000 for Ms. Jacobsen Smith and $300,000 for each of Messrs. Boone, Hoff and Townsend) subject to future adjustment to ensure consistency with the range of salaries for officers at other companies with similar responsibilities. The agreements also set forth each executive’s short-term incentive target opportunity, expressed as a percentage annual base salary (40% for each executive), as well as each executive’s long-term incentive target opportunity, also expressed as a percentage of annual base salary (40% for each executive). The short-term and long-term incentive programs in which these executives currently participate are further described beginning on pages 24 and 26. The agreements further provide that each executive is eligible to participate in any other benefit program offered or generally made available by the Company for its management employees. In addition to these provisions, as well as provisions addressing payments to each executive in the event of death, disability and termination of employment absent “cause,” the agreements include customary provisions addressing confidentiality, non-disclosure, non-competition and non-solicitation. For additional discussion regarding the terms of these employment agreements, see Potential Payments upon Termination (specifically Involuntary Termination of Employment Absent Cause) which begins on page 42.

The Company entered into an employment agreement with Mr. Delgatti during fiscal 2012 when he became President-Hooker Upholstery. The agreement provides for an annual bonus opportunity and long-term incentive awards similar to those awarded to other management employees having similar salaries and levels of responsibility as determined by the Compensation Committee in its sole discretion, as well as certain other benefits as provided or made available under the Company’s benefit plans or management compensation policies. In addition to these provisions, as well as provisions addressing payments to be made to Mr. Delgatti upon his death, disability or termination of employment, the agreement also includes customary provisions addressing the treatment of confidential information, non-disparagement of the Company, non-competition with the Company and non-solicitation of customers, vendors, suppliers and employees of the Company.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of awards made under the Stock Incentive Plans during fiscal 2020:

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Award Type	Grant Date for Equity Incentive Plan and Stock Awards	Threshold ($)	Target($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Units (3)	Grant Date Fair Value Stock Awards ($)
Paul B. Toms, Jr.	Annual Cash Incentive		$168,750	$337,500	$556,875
	Performance Grant	4/17/19				$126,563	$337,500	$506,250		$337,500	(4)
Paul A. Huckfeldt	Annual Cash Incentive		82,500	165,000	272,250
	Performance Grant	4/17/19				49,506	132,015	198,022		132,015	(4)
	RSU Grant	4/17/19							1,108	32,895	(5)
Anne Jacobsen Smith	Annual Cash Incentive		68,750	137,500	226,875
	Performance Grant	4/17/19				49,506	132,015	198,022		132,015	(4)
	RSU Grant	4/17/19							1,108	32,895	(5)
D. Lee Boone	Annual Cash Incentive		75,000	150,000	247,500
	Performance Grant	4/17/19				45,228	120,609	180,913		120,609	(4)
	RSU Grant	4/17/19							1,995	59,391	(5)
Michael W. Delgatti, Jr.	Annual Cash Incentive		67,500	135,000	222,750
	Performance Grant	4/17/19				45,228	120,609	180,913		120,609	(4)
	RSU Grant	4/17/19							1,995	59,391	(5)
Jeremy R. Hoff	Annual Cash Incentive		75,000	150,000	247,500
	Performance Grant	4/17/19				45,228	120,609	180,913		120,609	(4)
	RSU Grant	4/17/19							1,995	59,391	(5)
Douglas Townsend	Annual Cash Incentive		75,000	150,000	247,500
	Performance Grant	4/17/19				45,228	120,609	180,913		120,609	(4)
	RSU Grant	4/17/19							1,995	59,391	(5)

(1)

Represents the estimated payouts under annual cash incentive program for the 2020 fiscal year, as of the time those incentives were granted to the named executive officers. For additional discussion regarding annual cash incentives and the actual amounts paid to the named officers for fiscal 2020, refer to the Compensation Discussion and Analysis which begins on page 15, including Annual Cash Incentive on page 24 and the Summary Compensation table on page 32.

(2)

Represents the estimated future payouts under the performance grants awarded to the named executive officers in fiscal 2020. For additional discussion regarding these performance grants, refer to Compensation Discussion and Analysis, which begins on page 15, including Long-Term Performance Incentive on page 26 and the Summary Compensation Table on page 32.

(3)

This is the number of service-based RSUs granted to the named executive officer. Each RSU entitles the named executive to receive one share of the Company’s common stock (or, at the discretion of the Committee cash based on the fair market value of a share of the Company’s common stock on the date payment is made or both) if he remains continuously employed with the Company through the end of three-year service periods that end April 17, 2022. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer.

(4)

Represents the three-year performance grants that were awarded to the named executive officers in fiscal 2020. The three-year performance grants shown were computed assuming that the probable level of performance would be achieved (15% EPS growth and relative EPS growth at the 50th percentile for the performance period) and excluded the impact of estimated forfeitures related to service-based vesting conditions. The maximum amount payable under these awards would occur if the Company achieved 25% or more EPS growth and relative EPS growth at the 75th percentile or greater for the performance period. Payouts under the maximum this payout scenario would be: Toms $506,250; Huckfeldt $198,022; Jacobsen Smith $198,022; Boone $180,913; Delgatti $180,913; Hoff $180,913; and Townsend $180,913.

(5)

The grant date fair value of each RSU is based on the market price of the Company’s common stock on the grant date, reduced by the present value of the dividends expected to be paid on the shares during the service period, discounted at the appropriate risk-free rate of return. For more information concerning the calculation of performance grant fair values, refer to note 15 of the Company’s consolidated financial statements included in the Company’s 2020 Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards, which consist of performance grants and restricted stock units, held by the named executive officers at the end of fiscal 2020. There were no stock options outstanding as of the end of fiscal 2020.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Paul B. Toms, Jr.	4/5/17(1) 5/7/18(1) 4/17/19(1)	- - -	- - -	124,500 166,000 112,500
Paul A. Huckfeldt	4/5/17(1) 4/5/17(2) 5/7/18(1) 5/7/18(2) 4/17/19(1) 4/17/19(2)	- 968 - 800 1,108	23,852 19,712 27,301	60,000 - 80,000 - 44,000 -
Anne Jacobsen Smith	4/5/17(1) 4/5/17(2) 5/7/18(1) 5/7/18(2) 4/17/19(1) 4/17/19(2)	- 774 - 533 1,108	- 19,071 - 13,133 27,301	48,000 - 53,342 - 44,000 -
D. Lee Boone	5/7/18(1) 5/7/18(2) 4/17/19(1) 4/17/19(2)	- 1,056 1,995	- 26,020 49,157	53,600 - 40,196 -
Michael W. Delgatti, Jr.	4/5/17(1) 4/5/17(2) 5/7/18(1) 5/7/18(2) 4/17/19(1) 4/17/19(2)	- 1,935 - 1,584 1,995	- 47,678 - 39,030 49,157	65,003 - 80,400 - 40,196 -
Jeremy R. Hoff	5/7/18(1) 5/7/18(2) 4/17/19(1) 4/17/19(2)	- 1,003 1,995	- 24,714 49,157	50,925 - 40,196 -
Douglas Townsend	5/7/18(1) 5/7/18(2) 4/17/19(1) 4/17/19(2)	- 1,056 1,995	- 26,020 49,157	53,600 - 40,196 -

(1)

Performance grant awards outstanding as of February 2, 2020. Performance grants are denominated as a percentage of the named executive officer’s base salary as of January 1, 2017 for grants awarded on April 5, 2017, base salary as of January 1, 2019 for Messrs. Toms, Huckfeldt and Delgatti, as of May 1, 2018 for Ms. Jacobsen Smith and as of June 1, 2018 for Messrs. Boone, Hoff and Townsend for the performance grants awarded on May 7, 2018 and base salary as of 4-17-19 for the grants awarded on April 17, 2019. Performance grants are not expressed as a number of shares, units or other rights. Each performance grant entitles the executive officer to receive a payment based on the achievement of two specified performance conditions. The payout will be the sum of two amounts, based on the Company’s absolute and relative EPS growth over a three-year performance period that began January 30, 2017 and ended on January 29, 2020, over a three- year performance period that began on January 29, 2018 and ends on January 31, 2021 and over a three-year performance period that began on February 4, 2019 and ends on January 30, 2022. At the discretion of the Committee, the payout for the performance grants made in 2017 can be made in cash, shares of the Company’s common stock (based on the fair market value of a share of common stock on the date payment is made), or both. For the grants awarded in 2018 and 2019 which are performance-based restricted stock units (“PSUs”), the payout or settlement shall be made in shares of the Company’s common stock (based on the fair market value of the shares of the Company’s common stock on the date of settlement or payment). In all cases, the executive officer also must remain continuously employed with the Company through the end of the performance period to be eligible for a payment, with prorated payments made due to retirement, death or disability. The performance grants provide for a lump sum cash payment to the executive officer if the Company undergoes a change of control. For additional discussion regarding the performance grants, refer to the Executive Compensation Discussion at page 15.

(2)

Restricted stock units (“RSU”) awards outstanding at the end of the last completed fiscal year. Market value is based on the closing market price of the Company’s common stock on January 31, 2020, the last trading day of the Company’s 2020 fiscal year. Each RSU entitles the executive officer to receive one share of common stock if he or she remains continuously employed with the Company through the end of a three-year service period (i.e., April 5, 2020 for the April 5, 2017 award, May 7, 2020 for the May 7, 2018 award and April 15, 2022 for the April 17, 2019 award). At the discretion of the Committee, the RSUs may be paid in shares of the Company’s common stock, cash (based on the fair market value of a share of common stock on the date payment is made), or both. In addition to the service-based vesting requirement, 100% of the RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer.

(3)

The amount reported for the 2018 performance grant award is based on the actual level of absolute and relative EPS growth achieved as of the end of the 2020 fiscal year, which was the end of the award’s three-year performance period. The amount reported for the 2019 and 2020 performance grant awards is based on the level of performance achieved as of the end of the 2020 fiscal year, even though actual performance will not be measured under each of those awards until the end of their respective three-year performance periods. If the interim performance exceeded the threshold for the award, the reported value of the award was based on assumed achievement of the next higher performance measure that exceeds the actual interim measure of performance (which was the maximum performance level for both absolute and relative EPS growth). Any payments under the 2018 and 2019 performance grant awards will be determined based on actual performance through 2021 and 2022, respectively, and not on any interim measure of performance.

Supplemental Retirement Benefits

The following table sets forth information concerning benefits provided for Messrs. Toms and Huckfeldt and Ms. Jacobsen Smith under the Company’s Supplemental Retirement Income Plan (“SRIP”). Messrs. Boone, Delgatti, Hoff and Townsend do not participate in the SRIP:

Name	Plan Name	Plan Years of Service	Present Value of Accumulated Benefit ($)(1)
Paul B. Toms, Jr.	SRIP	16	$4,081,541
Paul A. Huckfeldt	SRIP	14	832,224
Anne Jacobsen Smith	SRIP	12	484,633
(1) Assumes a discount rate of 2.5%, based on the Moody’s Composite Bond Rate as of January 31, 2020 (rounded to the nearest 25 basis points).

The SRIP provides a monthly supplemental retirement benefit equal to a specified percentage of the executive’s final average monthly compensation (50% for Mr. Toms and 25% for both Mr. Huckfeldt and Ms. Jacobsen Smith), payable for a 15-year period following the executive’s termination of employment. Final average monthly compensation means the average monthly base salary and any annual incentive awards paid to the executive during the five-year period before his termination of employment with the Company.

An executive becomes vested in 75% of the monthly supplemental benefit if the executive remains continuously employed with the Company until reaching age 60 and is vested in additional 5% increments for each subsequent year that the executive remains continuously employed with the Company. Executives who remain continuously employed to age 65 become fully vested in their monthly supplemental benefit. The monthly retirement benefit for each participant in the plan, regardless of age, will become fully vested and the present value of all plan benefits will be paid to participants in a lump sum upon a change in control of the Company (as discussed under Potential Payments upon Termination or Change in Control, below). As noted on page 29 above, the SRIP was amended in November 2019 to freeze Mr. Toms’ Final Average Earnings at $640,580, thereby also freezing the maximum annual payment to Mr. Toms under the SRIP to $320,290 per year at his retirement, subject to fulfilling his commitment to assist the Board in implementation of a CEO succession plan. Additional information regarding the SRIP can be found under Executive Compensation beginning on page 15.

Potential Payments upon Termination or Change in Control

Supplemental Retirement Income Plan

Upon a change in control of the Company each SRIP participant, regardless of age, will become fully vested and receive the present value of his entire plan benefit in a lump sum payment. A “change in control” includes, subject to certain exceptions:

■	acquisition, other than from the Company, of more than 50% of the outstanding shares or the combined voting power, of the Company’s Common Stock; or

■

a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The benefits payable under the SRIP are described further under Pension Benefits above.

The following table provides the estimated lump sum payment each participating named executive officer would have received under the SRIP if a change in control had occurred on the last day of fiscal 2020.

Name	Change in Control – SRIP (1)
Paul B. Toms, Jr.	$4,126,780
Paul A. Huckfeldt	992,534
Anne Jacobsen Smith	780,765

(1)  Calculated based on historical average salary and bonus amounts for the five-year period ended January 31, 2020 and assuming a discount rate equal to 120% of the short-term (1.91%), mid-term (2.02%) or long-term (2.47%) applicable federal rate for the month of January 2020 depending on the number of years remaining to the participant’s retirement at age 65.

If a SRIP participant were to die while employed by the Company and before payment of his vested benefit begins, his beneficiary will receive a death benefit equal to the participant’s vested benefit, which would be paid in 180 equal monthly payments.

Performance Grants

Outstanding performance grants awarded to the named executive officers provide for a lump sum cash payment to the executive officer if the Company undergoes a “change of control.” The payment would be made on the date of the change of control and would assume that the named executive officer remained continuously employed through the end of the applicable performance period and that the specified target levels defined in the grant agreement had been attained for the applicable performance period. A change of control includes, subject to certain exceptions:

■	acquisition, other than from the Company, of more than 50% of the combined voting power of the Company’s Common Stock; or

■

a majority of the members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; and

■	on or after the occurrence of the change of control, the participant’s employment is terminated involuntarily or constructively terminated without cause.

The 2015 Stock Incentive Plan generally provides that where the successor or acquirer agrees in writing prior to the occurrence of a change of control to assume or continue the Company’s outstanding awards, no accelerated vesting, exercisability and/or payment of an outstanding award (or substitute award) shall occur, unless on or after the occurrence of the change of control, the participant’s employment is terminated involuntarily or constructively terminated without cause.

The performance grants also provide for a pro-rated lump sum payment to be made in connection with the death, disability or retirement (as defined in the 2015 Stock Incentive Plan) of the named executive officer. The payment would be made upon the completion of the applicable performance period based on the performance levels actually achieved for the applicable performance period.

The following table provides the estimated aggregate payments to which each named executive officer would have been entitled under his respective performance grants if a change of control, or the executive’s death, disability or retirement, had occurred on the last day of fiscal 2020 (subject to certain assumptions, as specified below).

Name	Payout under Performance Grants ($)(1)
	Change of Control	Death, Disability or Retirement
Paul B. Toms, Jr.	$835,500	$527,222
Paul A. Huckfeldt	372,015	243,881
Anne Jacobsen Smith	342,034	227,256
D. Lee Boone	201,009	93,709
Michael W. Delgatti, Jr.	337,209	216,182	(2)
Jeremy R. Hoff	201,009	93,709
Douglas Townsend	201,009	93,709

(1)

These amounts include the amounts payable under three-year performance grants awarded April 5, 2017, May 7, 2018 and April 17, 2019 which are described in the Outstanding Equity Awards at Fiscal Year-End table on page 37. The payout amounts in connection with an executive’s death, disability or retirement assume that the probable level of performance is achieved for the applicable performance periods.

(2)	This amount assumes Mr. Delgatti had not retired as of the end of fiscal 2020.

Restricted Stock Units

Outstanding restricted stock units (RSUs) awarded to the named executive officers will vest 100% upon a change of control of the Company and a pro-rated amount will vest upon the executive’s death, disability or retirement (as defined in the 2015 Stock Incentive Plan). A “change of control” of the Company for purposes of the RSUs has the same meaning as for the performance grants described above. The RSU payment would be a lump sum paid on the date of the change of control or as soon as administratively practicable after the vesting date upon the executive’s death, disability or retirement. The following table provides an estimate of the aggregate payments that each named executive officer would have received under the executive’s RSUs if a change of control, or the executive’s death, disability or retirement, had occurred on the last day of fiscal 2020.

Name	Payout under Restricted Stock Units Upon ($)(1)
	Change of Control	Death, Disability or Retirement
Paul B. Toms, Jr.	$-	$-
Paul A. Huckfeldt	70,865	45,871
Anne Jacobsen Smith	59,506	36,749
D. Lee Boone	75,177	33,395
Michael W. Delgatti, Jr.	135,865	89,660	(2)
Jeremy R. Hoff	73,871	32,533
Douglas Townsend	75,177	33,395

(1)

These amounts include the amounts payable under three-year RSUs awarded April 5, 2017. May 7, 2018 and April 17, 2019 which are described in the Outstanding Equity Awards at Fiscal Year-End table on page 37 and are calculated based on the closing price of the Company’s Common Stock as of the last trading day of fiscal 2020.

(2)	This amount assumes Mr. Delgatti had not retired as of the end of fiscal 2020.

Executive Life Insurance Program

Under the Company’s executive life insurance program, a death benefit of $2.0 million was payable to Mr. Toms’ designated beneficiary if he had died after his 60th birthday but on or before his 65th birthday and Mr. Toms remained employed with the Company through the date of his death. Mr. Toms turned 65 during 2019 and coverage under the Executive Life Insurance Program ended at that time. No other named executive officer participates in the executive life insurance program.

Jacobsen Smith, Boone, Hoff and Townsend Employment Agreements

Under each of these employment agreements, the named executive officer is entitled to receive certain payments in connection with his or her termination of employment absent “cause,” and in the event of his or her death. If the executive’s employment is terminated by the Company absent “cause,” (defined below) during the term of her agreement, he or she would receive:

●

A cash severance payment equal to nine (9) months of base salary for Ms. Jacobsen payable in a single lump sum; in the case of Messrs. Boone, Hoff and Townsend, the cash severance payment is equal to eighteen (18) months of base salary for any termination of employment that occurs before the last day of the fiscal year ending in 2020, and nine (9) months of base salary for any termination of employment thereafter, in either case payable in a single lump sum;

●	An annual incentive prorated for the period ending on his or her termination date; and

●

Accelerated vesting with respect to any long-term incentive award unvested and outstanding as of his or her termination date, based on actual performance for the grant period. Proration shall be calculated based on the number of the executive’s completed years of service from grant date to his or her termination date, as compared to number of full years in the performance period and the award will not be settled and delivered until after the close of the applicable performance period.

If the named executive officer’s employment is terminated on account of death, he or she would receive payment of his or her base salary through his or her termination date, and a prorated annual incentive for the period ending with his or her death.

If the executive voluntarily terminates his or her employment, or he or she is terminated for “cause,” by the Company, he or she will not receive any post-termination payments, other than any salary or benefit due through and including the respective executive’s date of termination.

Under the terms of each of the employment agreements covering these executives the following definitions of “cause” means the executive’s:

●	gross negligence in the performance of his or her material duties;

●	intentional nonperformance or mis-performance of his or her duties, or refusal to abide by or comply with reasonable directives of the CEO or the Company’s policies and procedures;

●	willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company, which in the judgment of the CEO adversely affects the Company;

●

executive’s arrest for, conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude or that otherwise threatens to interfere with the Company’s interests, as determined by the CEO in his sole discretion; or

●	executive’s failure to report to work or unexcused absenteeism in violation of the Company’s attendance policies.

The terms of each of the employment agreements covering these executive officers also include covenants relating to confidentiality, non-disclosure of work-related intellectual property, non-competition and non-solicitation of customers. Under the non-compete provision, each executive covenants that he or she will not compete with the Company for a period of eighteen (18) months post-termination of employment in a position with duties substantially similar to his or her duties with the Company within the last twelve months within the United States. Similarly, each executive agrees that for a period of eighteen (18) months post-termination of employment, he or she will not solicit for the benefit of a business in competition with the Company, any customer, employee or independent contractor, who was a customer, employee or independent contractor of the Company within the twelve months preceding the executive’s termination of employment.

PAYMENTS UPON INVOLUNTARY TERMINATION OF EMPLOYMENT ABSENT CAUSE

The table below describes the payments due each of our named executive officers in the event of an involuntary termination of employment absent “cause” assuming such termination occurred on February 2, 2020, the last business day of the Company’s fiscal year.

NAME	CASH(1)		STIC(2)		LTIC(3)	TOTAL
Toms	$		$		$527,500	$527,500
Huckfeldt					244,000	244,000
Jacobsen Smith		206,250			193,342	399,592
Boone		225,000			93,796	318,796
Delgatti				111,375	250,602	361,977
Hoff		225,000		105,000	91,121	421,121
Townsend		225,000			93,796	318,796

(1)

This represents the cash severance payment due each named executive under his or her respective employment agreement, if any, assuming a termination date of February 2, 2020; Messrs. Toms and Huckfeldt are not covered by an employment agreement and no cash severance is payable to either executive. While Mr. Delgatti is covered by an employment agreement, he is not entitled to any cash severance under the terms of such agreement.

(2)

This represents the short-term incentive cash payment due each executive assuming a termination date of February 2, 2020. Messrs. Toms, Huckfeldt, Boone and Townsend and Ms. Jacobsen Smith did not earn short-term incentive cash payments for the 2020 fiscal year because consolidated or segment results on which each are bonused did not reach at least a threshold level of budgeted performance.

(3)

This represents the value of any long-term incentive award payable to each executive assuming a termination date of February 2, 2020 under each executive’s employment agreement, which in the case of Messrs. Boone, Hoff and Townsend, the vesting of any outstanding long-term incentive award is accelerated on a prorated basis based on actual performance to date.

Delgatti Employment Agreement

Mr. Delgatti retired on the last business day of the 2020 fiscal year. He would have received payments under his employment agreement in connection with his death and upon termination of his employment by the Company without cause. If Mr. Delgatti had died during the term of his agreement, his estate would have received his salary and annual bonus, prorated through the date of his death. If Mr. Delgatti’s employment had been terminated by the Company without cause during the term of his agreement, he would have received his annual bonus, prorated through the date of his termination.

For purposes of Mr. Delgatti’s agreement, “cause” means:

■	fraud, dishonesty, theft, embezzlement or misconduct injurious to the Company or any of its affiliates;

■	conviction of, or entry of a plea of guilty or nolo contendere to, a crime that constitutes a felony or other crime involving moral turpitude;

■	competition with the Company or any of its affiliates;

■	unauthorized use of any trade secrets of the Company or any of its affiliates or confidential information (as defined in the agreement);

■	violation of any policy, code or standard of ethics generally applicable to the Company’s employees;

■	a material breach of fiduciary duties owed to the Company;

■	excessive and unexcused absenteeism unrelated to a disability; or

■	after written notice and a reasonable opportunity to cure, gross neglect of assigned duties.

If Mr. Delgatti’s employment had been terminated by the Company for cause, he would not have received any post-termination payments (including earned but unpaid annual bonus with respect to any performance year or portion thereof preceding the termination date), other than the salary he had earned through the date his employment terminated.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of Mr. Toms, our Chairman and Chief Executive Officer, relative to the annual total compensation of our median employee.

To identify the median compensated employee, we used 2018 W-2 wages for U.S. employees or its equivalent for non-US employees. We identified our median employee from our employee population as of December 31, 2018. While two employees were initially identified as the median employee, the Company selected a single employee as the median employee, as required by SEC rules, choosing the employee whose income types most closely resembled that of our Chairman and Chief Executive Officer. The Company continued to use this employee as its median employee in its 2019 pay ratio calculation because there were no changes in its employee population or employee compensation arrangements that the Company believed would significantly impact the pay ratio disclosure.

We then determined total compensation for the median employee in the same manner as the “Total Compensation” column shown for Mr. Toms in the Summary Compensation Table on page 32.

Pay elements that were included to determine total annual compensation for the median employee were:

●	Base salary, including overtime, vacation and holiday pay;

●	Annual cash incentive; and

●	401(k) matching contribution.

We determined that the 2020 fiscal year annual total compensation of the median employee was $34,493. Mr. Toms’ 2019 annual total compensation for the same period was $1,565,575 and the ratio of these amounts was 1-to-45.

As of the end of calendar 2019, our total employee population consisted of 1,261 employees, of which 1,019 were located in the United States and 242 were located in Asia.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the Pay Ratio Securities and Exchange Commission (SEC) rules under SEC rules based on our payroll and employment records and the methodology described above.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of February 2, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Approximate number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	0	N/A	423,000
Equity compensation plans not approved by security holders	None	None	None
Total	0	N/A	423,000

(1)

Shares allocable to incentive awards granted under the Company’s 2015 Stock Incentive Plan that expire, are forfeited, lapse or are otherwise terminated or cancelled are added to the shares available for incentive awards under the plan. Any shares covered by a stock appreciation right are counted as used only to the extent shares are actually issued to a participant when the stock appreciation right is exercised. Any shares retained by the Company in satisfaction of a participant’s obligation to pay applicable withholding taxes with respect to any incentive award and any shares covered by an incentive award that is settled in cash are added to the shares available for incentive awards under the plan.

DELINQUENT SECTION 16(a) REPORTS

The Exchange Act requires the Company’s executive officers and directors, and any persons owning more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Based solely on its review of Forms 3, 4 and 5 filed during or with respect to the fiscal year ended February 2, 2020, and written representations from the Company’s directors and executive officers and certain other reporting persons that no Forms 5 were required to be filed by those persons for that fiscal year, the Company believes that all executive officers, directors and 10% shareholders complied with those filing requirements and there were no late reports.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of April 13, 2020 (unless noted otherwise below) by:

■	each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock;

■	each director and director nominee;

■	each named executive officer; and

■	all directors and executive officers as a group.

Name	Amount and Nature Of Beneficial Ownership		Percent Of Class
Pzena Investment Management, LLC (1)	1,474,157	(1)	12.4%
Royce & Associates, LP (2)	1,295,500	(2)	10.9
BlackRock, Inc. (3)	1,018,992	(3)	8.6
Dimensional Fund Advisors LP (4)	996,176	(4)	8.4
Towle & Co. (5)	857,270	(5)	7.2
Paul B. Toms, Jr.	135,395	(6)	1.1
W. Christopher Beeler, Jr.	38,895	(7)	*
Henry G. Williamson, Jr.	41,960	(8)	*
Michael W. Delgatti, Jr.	11,172	(9)	*
E. Larry Ryder	15,920	(10)	*
John L. Gregory, III	21,156	(11)	*
Paul A. Huckfeldt	25,340	(12)	*
Anne Jacobsen Smith	11,141	(13)	*
Ellen C. Taaffe	6,331	(14)	*
Paulette Garafalo	4,470	(15)	*
Tonya H. Jackson	4,377	(16)	*
D. Lee Boone	2,000	(17)	*
Jeremy R. Hoff	433	(18)	*
Douglas Townsend	4,900	(19)	*
All directors and executive officers as a group (14 persons)	323,490		2.7

*     Less than one percent.

(1)

The beneficial ownership information for Pzena Investment Management, LLC is based upon a Schedule 13G filed with the SEC on January 7, 2020. The Schedule 13G indicates that Pzena Investment Management, LLC has sole voting power with respect to 1,165,650 and sole disposition power with respect to 1,474,157 shares. The principal business address of Pzena Investment Management, LLC is 320 Park Avenue, 8th Floor, New York, New York 10022.

(2)

The beneficial ownership information for Royce & Associates, LP is based upon a Schedule 13G/A field with the SEC on January 21, 2020. The Schedule 13G/A indicates that Royce & Associates, LP has sole disposition power and sole voting power with respect to all 1,295,500 shares. The principal business address of Royce & Associates, LP is 745 Fifth Avenue, New York, New York 10151.

(3)

The beneficial ownership information for BlackRock, Inc. is based upon a Schedule 13G/A filed with the SEC on February 5, 2020. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 797,294 shares and sole disposition power with respect to all 824,653 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

The beneficial ownership information for Dimensional Fund Advisors LP is based upon a Schedule 13G/A filed with the SEC on February 12, 2020. The Schedule 13G/A indicates that Dimensional Fund Advisors LP, a registered investment adviser that furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”), reported holdings of the Company’s Common Stock beneficially owned by the Funds such that the reporting person had sole voting power over 963,346 shares and sole disposition power over 996,176 shares. Dimensional Fund Advisors LP reported that either it or its subsidiaries may possess voting and/or investment power over the Company’s Common Stock owned by the Funds but disclaimed beneficial ownership of such Company Common Stock. The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)

The beneficial ownership information for Towle & Co. is based upon a Schedule 13G filed with the SEC on February 14, 2020. The Schedule 13G indicates that Towle & Co. has sole disposition power and sole voting power with respect to all 857,270. The principal business address of Towle & Co. is 1610 Des Peres Road, Suite 250, St. Louis, Missouri 63131.

(6)	Mr. Toms has sole voting and disposition power with respect to 103,851 shares and shared voting and disposition power with respect to 31,544 shares.
(7)	Mr. Beeler has sole voting power with respect to 38,895 shares and sole disposition power with respect to 35,876 shares.
(8)	Mr. Williamson has sole voting and disposition power with respect to 41,960 shares.
(9)	Mr. Delgatti has sole voting and disposition power with respect to all 11,172 shares.
(10)	Mr. Ryder has sole voting and disposition power with respect to all 15,920 shares.
(11)	Mr. Gregory has sole voting and disposition power with respect to all 21,156 shares.
(12)	Mr. Huckfeldt has sole voting and disposition power with respect to 25,340 shares and has shared voting and disposition power with respect to 1,000 shares.
(13)	Ms. Jacobsen Smith has sole voting and disposition power with respect to all 11,141 shares.
(14)	Ms. Taaffe has sole voting and disposition power with respect to all 6,331 shares.
(15)	Ms. Garafalo has sole voting and disposition power with respect to all 4,470 shares.
(16)	Ms. Jackson has sole voting and disposition power with respect to all 4,377 shares.
(17)	Mr. Boone has sole voting and disposition power with respect to all 2,000 shares.
(18)	Mr. Hoff has sole voting and disposition power with respect to all 433 shares.
(19)	Mr. Townsend has sole voting and disposition power with respect to all 4,900 shares.

PROPOSAL TWO

APPROVAL OF THE 2020 AMENDMENT AND RESTATEMENT

OF THE HOOKER FURNITURE COPORATION STOCK INCENTIVE PLAN

The Board of Directors has adopted the 2020 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan (the “2020 Plan” or the “Plan”) and directed that it be submitted to our shareholders for approval.

Background. The Company is requesting shareholders approve the 2020 Plan, the primary purpose of which is to ensure the Company has a compensation plan going forward under which it may award equity to its executive employees and non-employee directors. Importantly, the 2020 Plan does not add any shares to the total reserve available for issuance under the 2015 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan (the “2015 Plan”), and this proposal is not seeking approval of any increase in the number of available shares. Under its terms, if not sooner terminated by the Company’s Board of Directors, the 2015 Plan will terminate as of June 5, 2020, the date immediately following the fifth anniversary on which the 2015 Plan was approved by the Company’s shareholders. Accordingly, the Company is requesting shareholders approve the 2020 Plan to ensure the Company has a compensation plan going forward under which it may award equity to its executive employees and non-employee directors

Stock Incentive Plan Highlights. The Plan was originally authorized by the Company's Board of Directors in 2005 and has been approved three times by shareholders, most recently in 2015. The Plan is designed to benefit the Company and its shareholders by attracting and retaining the best executive talent, motivating management and other key service providers by aligning their interests with shareholders. The Plan also provides for grants of stock incentives to non-employee members of the Board of Directors for their services as well as to non-employee service providers. The 2020 Plan will become effective on June 11, 2020 if approved by shareholders.

☐☐	The Plan authorizes a variety of equity-based and cash-based award types to provide flexibility in our compensation program. Award types are described below on page 50.

☐☐

Performance grants (payable in cash or shares of Company stock) and restricted stock units are the primary historical long-term award types made to our named executive officers linking a significant portion of each named executive’s officer’s and certain other executives compensation to the Company’s growth, and fostering retention through continued employment as follows:

o

Performance grants are critical to our pay for performance philosophy and have been linked most recently to the Company’s earnings per share growth to fully align management with shareholder interests as discussed in the Compensation Discussion and Analysis on page 26.

o	Restricted stock units enhance existing retention incentives for the Company’s management team, and promote continued employment through the vesting period and mitigate short-term risk taking.

☐☐

Each non-employee director receives an annual restricted stock award as determined by the Nominating and Governance Committee, the value of which shall not exceed $100,000 in any grant year and are subject to vesting, and anti-hedging requirements that align their interests with our shareholders, as described on page 12.

☐☐	Executive officers are also covered by anti-hedging requirements that align their interests with our shareholders as described on page 12.

☐☐	The Company’s long-term compensation program is highly selective and is an important management succession planning and retention tool.

☐☐	These programs are authorized under our 2015 Plan.

No New Shares Requested.

☐☐

No new shares of Company common stock are being requested for the 2020 Plan. Instead, the 2020 Plan authorizes for issuance the number of shares that remain available under the 2015 Plan as of April 13, 2020. As of April 13, 2020, the number of shares that were available for issuance under the 2015 Plan was approximately 387,000.

☐☐

Shares of our common stock allocable to awards (or any portions thereof) previously granted under the 2015 Plan that expire, are forfeited, or otherwise terminate unexercised after April 13, 2020 will be added to the shares reserved for issuance under the 2020 Plan and may be used for new awards under the 2020 Plan. As of April 13, 2020, approximately 258,000 shares are allocable to outstanding, unvested awards previously granted under the 2015 Plan.

☐☐	The Committee estimates that the number of shares reserved under the 2020 Plan should be sufficient to make incentive awards for the next five years.

Key Features Retained from the 2015 Plan. Important aspects of 2015 Plan that have been retained for the 2020 Plan, and our historical award practices under the 2015 Plan, include:

☐☐	Performance grants vest only upon the satisfactory achievement of pre-established performance objectives.

☐☐	The Plan does not allow for discounted options, reload options, or for the re-pricing of stock options or stock appreciation rights.

☐☐	The Plan imposes a minimum vesting period for all awards (e.g., grants, shares, restricted stock and units). This provision does not apply to non-employee directors.

☐☐	The Plan provides for administration by the Compensation Committee.

☐☐	The Plan continues the individual award limits described on page 49.

☐☐	The Plan does not contain a "liberal" change of control definition.

☐☐	The Plan has a method of granting equity to non-employee directors that limits the amount of compensation they may be paid in equity to no more than $100,000 per year.

☐☐	Annual restricted stock awards for non-employee directors do not vest unless the director remains in service to the next annual meeting following annual shareholder meeting.

☐☐	Plan provision prohibiting the current payment of dividends or dividend equivalents on unearned unvested performance awards or restricted stock awards or units to named executive officers.

☐☐	Awards may not become payable or accelerated merely upon the occurrence of a change of control, but rather only in connection with certain events relating to a change of control (explained below).

☐☐	Awards are subject to the Company’s compensation recoupment policy, as described on page 30.

☐☐	A five-year term, setting a maximum time limit for making awards under the 2020 Plan.

Key New Features of the 2020 Plan. Important new features of the 2020 Plan include:

●	The primary purpose of adopting the 2020 Plan is to ensure the Company has a vehicle through which to compensate senior executives and non-employee directors in shares of common stock of the Company.

●	Ensures “double trigger” vesting so that an employee participant’s award will vest only if the participant’s employment is terminated in connection with a change in control.

●	Overall limit in director equity grant such that the value of equity award does not exceed $100,000 in any grant year.

Grant Practices. The Company makes performance-based grants tied to pre-established financial metrics that vest only if such performance is achieved (payable in cash or shares), historically subject to three-year performance periods (with a one-year minimum vesting requirement) are subject to Service-based restricted stock awards or units a minimum three-year vesting requirement. These grant practices have resulted in a conservative "burn" rate (the speed with which the Company uses its shares available for awards) and a low dilutive effect (small impact of awards of Company stock relative to total shares outstanding). We do not anticipate making any changes in our grant practices, other than the changes described above.

☐☐

To date, our annualized average number of shares awarded over the life of the 2015 Plan is approximately 29,000. As of April 13, 2020, approximately 387,000, shares remain available for award under the 2015 Plan. Over the life of the 2015 Plan, excluding grants to non-employee directors, approximately 40% of awards were performance grants, with approximately 60% awarded as restricted stock or units for retention purposes.

☐☐	The Company’s average burn rate (the number of shares granted divided by the undiluted weighted average number of common shares outstanding) over the last three years was approximately 2%.

☐☐

The Company’s equity overhang at the end of fiscal 2020 was approximately 6%. Our overhang is defined as the number of shares subject to outstanding equity awards plus the number available for grant of future equity awards (“available equity award shares”), divided by total common shares outstanding plus the available equity share awards.

The complete text of the 2020 Plan is set forth as Appendix A to this proxy statement. The following summary of certain provisions of the 2020 Plan is qualified by reference to the Plan’s text.

Eligibility. Participants in the 2020 Plan are those current and future employees, consultants, and non-employee directors of the Company who can make a significant impact on the growth and performance of the Company's business and to whom the Committee, in its discretion, makes an award. There are currently approximately 1,200 employees and consultants who are eligible to participate in the 2020 Plan. There are approximately twenty-five employees who currently participate in the plan (most of whom are officers or senior managers) and six non-employee directors who would be eligible for awards under the 2020 Plan.

Shares Subject to the Plan. No new shares of Company common stock are being requested for the 2020 Plan. Instead, the 2020 Plan authorizes for issuance the number of shares that remain available under the 2015 Plan as of April 13, 2020. Shares of our common stock allocable to awards (or any portions thereof) previously granted under the 2015 Plan that expire, are forfeited, or otherwise terminate unexercised after April 13, 2020 will be added to the shares reserved for issuance under the 2020 Plan and may be used for new awards under the 2020 Plan.

The number of shares reserved is subject to adjustment to reflect subsequent stock dividends, extraordinary cash dividends, recapitalization, mergers, consolidations, stock splits, spin-offs and similar matters. While there is no required allocation of this aggregate amount between the various types of awards, our practice has been to allocate the majority of the shares to performance grants and restricted stock awards and units.

Individual Award Limits. The maximum award authorized for any individual in any fiscal year is 75,000 shares, and the maximum cash payment that can be made to any participant during any single fiscal year under an incentive award is $500,000. The maximum value of any equity award for any outside director in any fiscal year is $100,000.

Share Usage. If an award is canceled, forfeited or otherwise terminated, then the shares subject to the award will again be available under the 2020 Plan. Shares issued through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity will not reduce the maximum number available under the Plan.

However, any shares (i) retained or withheld to satisfy a participant’s tax withholding obligations, (ii) issued upon the exercise or vesting or distribution of an award, (iii) tendered by a participant or withheld in payment for an award, (iv) subject to a stock appreciation right that are not issued in connection with a stock settlement or exercise, and (v) acquired by the Company in the open market or otherwise using cash proceeds from the exercise of options, will be counted against the maximum number of shares available and may not be used again for any award under the 2020 Plan.

Share Price. Our common stock is traded on the NASDAQ Global Select Market under the symbol “HOFT.” The last reported sales price of our common stock on April 13, 2020 was $16.29.

Plan Term. The Plan will terminate at the close of business on June 5, 2025 (unless earlier terminated), but the termination will not affect any awards with performance or restriction periods which extend beyond such date.

Administration. The 2020 Plan is administered by our Compensation Committee (including a subcommittee) and its members must be (i) “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “independent directors”, including as members of a compensation committee under NASDAQ rules. The Committee has the authority to interpret the plan, determine awards and their terms, establish or waive any rules, and make any other determination in administering the Plan, including, but not limited to, determining the timing of when any termination of employment occurs for purposes of the Plan. The Committee’s decisions will be final and conclusive. The Committee also has the authority to appoint a subcommittee to administer the 2020 Plan.

Performance Award Types.

Performance Grants. Performance grants are the rights to receive cash or shares of our common stock subject to the achievement of pre-established performance goals. Performance grants are specifically designed to qualify as “performance-based compensation” for purposes of the Plan. A performance grant is subject to a one-year minimum vesting period. A performance grant is only paid upon the certification by the Committee that the performance goals with respect to the award are met.

Performance Shares. Performance Shares are shares of our common stock that will be issued if performance goals established by the Committee are attained, and may be designed to qualify as “performance-based compensation” for purposes of the Plan, in which case the awards will generally be subject to the same requirements that apply to performance grants described above and below under the goal setting process. Otherwise, performance goals and other terms and conditions of the awards may be set by the Committee in its discretion, provided that such awards are subject to a one-year minimum vesting period.

Performance Share Units. Performance share units are rights to receive shares of our common stock (or cash in lieu of shares) subject to performance-based vesting conditions. Performance Share units are similar to restricted stock except that shares of our common stock are not issued (or cash in lieu of shares not paid) until vesting conditions of the award are satisfied, as determined by the Committee. Performance share units may be settled in shares of our common stock, in cash or any combination of both. The Committee may choose to design the award to qualify as “performance-based compensation” for purposes of the Plan, in which case the awards will generally be subject to the same requirements that apply to performance grants and performance shares described above and below under the goal setting process.

Common Terms for Performance Grants, Performance Shares and Performance Share Units. With respect to these awards, the Committee may provide that the performance award is paid at the target level prior to the attainment of performance goals in the event of a participant’s death, disability or involuntary or constructive termination following a change of control of the Company as described beginning on page 39.

The Committee may also provide for the deferral of payments under such awards subject to the requirements of Code Section 409A. The Plan also gives the Committee the right to provide for dividend equivalents on such awards, which may not be settled or paid until and unless the underlying award to which the dividend equivalent relates vests.

Goal Setting Process under the Plan.

Threshold, Target & Maximum Performance levels. The Committee will establish a threshold, target and maximum performance goal or goals for an award at the beginning of the applicable performance period, which need not be the same for all participants. At the time it establishes the performance targets the Committee will establish the formula or other methodology for determining the performance award that will be earned based on the level of achievement of the performance target or targets, including setting any threshold or maximum payouts for any target objective in any performance period. Generally, performance grants must be made prior to the 90th day after the start of the period to which the grant relates, or if earlier, before the completion of 25% of that period.

The Committee may, in its discretion and when determined to be in the best interests of the Company, reduce the amount paid pursuant to an earned award.

Payout. Prior to making a performance award payment following expiration of the performance period, the Committee will certify in writing the level of achievement of the applicable performance goal(s) and the amount of payments to be made to each participant. Performance will be measured against the performance targets, and the Committee will determine what portion of a performance award is earned based on the established methodology, up to the stated maximum limit. Any payment of a performance award made in Company stock shall be based on the fair market value of a share of the Company’s common stock on the payment date. Fair market value shall mean the closing price per share of the Company’s common stock on the exchange on which the stock has the highest trading volume.

The payment of any performance award shall be made as soon as practicable following the determination and written certification of the Committee for the applicable performance period, but in no event later than two and one-half months after the end of the calendar year in which the performance period ends (subject to any deferred payment authorized by the Committee). The timing and delivery of all such awards is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Qualifying Performance Measures/Criteria. The Committee may establish performance criteria (including levels of required achievement where appropriate), determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of, or the amount payable pursuant to an award (including any cash payment) which criteria may be based on qualifying performance criteria or other standards of financial performance and/or personal performance evaluations.

Performance goals or objectives will be based upon one or more of the following criteria: market value of the Company Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest and taxes (EBIT); any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total stockholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation.

Such criteria may be applied to the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may also be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis.

The performance criteria may also be measured including or excluding non-recurring, unusual items such as restructuring charges, casualty losses, insurance recoveries, and other unusual, non-recurring items, including but not limited to currency fluctuations, items excluded from the calculation of earnings publicly reported by the Company in relation to an earnings announcement, litigation or claims judgments or settlements, accruals for reorganizations and restructuring programs and the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results.

The Committee may appropriately adjust any evaluation of performance of a qualifying performance measure if it determines that certain non-recurring, unusual or non-operational items have materially affected the fairness of the performance goals and have unduly affected the Company’s ability to meet them.

Restricted Stock and Units (Service-Based). The Committee may also grant restricted stock or restricted stock units, which are not subject to performance objectives. An award of restricted stock is an award of actual shares of common stock subject to restrictions and forfeiture, whereas a unit represents the right to receive one share of common stock, subject to restrictions and forfeiture. Such awards may be payable in shares of common stock or cash or any combination thereof.

Holders of restricted stock may be entitled to voting rights with respect to such shares during the restriction period, in contrast to unit holders who have no voting rights. The Committee may provide for dividend equivalents on restricted stock and units, which shall not be settled or paid until and unless the underlying award to which the dividend equivalent relates vests. The minimum vesting period for service-based restricted stock and units is three years from the date of the grant on a graded (no more frequently than annually) basis or a cliff basis; provided, however, that the Committee may provide that such awards will vest earlier upon certain terminations of employment following a change of control (described below) and may also be eligible for earlier pro rata vesting in connection with a termination of employment on account of death, disability or retirement (as defined in the Plan).

Stock Options. The Committee may also grant stock options to participants. Under the terms of the Plan, the exercise for stock options must equal the fair market value of the Company’s common stock on the date of grant and the term of any option may not exceed ten years. In addition, no incentive stock option may be granted to any participant who at the time of such grant, owns more than ten-percent of the total combined voting power of all classes of stock of the Company, unless the exercise price thereof is at least 110% of the fair market value of the Company’s common stock on the date the option is granted and the term of any incentive stock option granted to such a participant may not exceed five years. Otherwise, the Committee has discretion to determine any other terms and conditions otherwise consistent with the Plan, including the vesting period. The Plan prohibits repricing of stock options without prior shareholder approval, and also prohibits any stock option from including provisions that reload the option or extend the term of the option beyond what is specified in the Plan or grant agreement. Options granted under the Plan may be either incentive stock options qualifying under Code Section 422 (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Committee as described in the Plan.

Stock Appreciation Rights. The Committee may also grant stock appreciation rights to participants. A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights may not have a term of more than ten years and are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. The Plan prohibits repricing of stock appreciation rights without prior shareholder approval and also prohibits any stock appreciation right from including provisions that reload the right or extend the term of the right beyond what is specified in the Plan or grant agreement.

Non-Employee Director Awards. Each non-employee director will receive an award of restricted stock on the third business day following the Company’s annual meeting and on the third business day following each of the four annual meetings thereafter. The number of shares of restricted stock awarded to each non-employee director shall not exceed $100,000 per year and is determined by dividing the fixed amount set by the Nominating and Corporate Governance Committee, currently $60,000 by the fair market value of the Company’s common stock on the grant date, and rounding to the nearest whole share. The award will become fully vested, and the restrictions applicable to the award will lapse, (i) on the annual meeting date next following the grant date of the restricted stock award, or (ii) if earlier, the date on which the first of the following events occur: the non-employee director dies, is disabled, the annual meeting following the non-employee director’s attainment of age seventy-five, or a change of control of the Company as defined below.

No Single Trigger Vesting Upon a Change in Control for Eligible Employees

The 2020 Plan permits the Compensation Committee (or, with respect to director awards, the Board) to provide for vesting of awards to eligible employees in connection with a change in control of the Company if there is also a termination of employment in connection with the change in control. This is often referred to as “double trigger” vesting. For these purposes, a termination is considered to be in connection with a change of control if it occurs upon or within two years after the change in control and is for one of the following two reasons: (i) an involuntary termination by the company without “cause” or (ii) a “constructive termination” by the participant. The terms “cause” and “constructive termination” are defined in the applicable award agreements. In addition, the Committee may provide for the assumption or substitution of awards by a surviving corporation. Awards to non-employee Directors may fully vest upon a change in control.

Amendment. The Committee may amend the Plan, except that no amendment may be made without shareholder approval if such amendment would increase the aggregate number of shares granted or securities issued under the 2020 Plan, or would, by applicable rule or law, require such approval.

Recoupment. All Incentive Awards granted under the 2020 Plan shall be subject to the Company’s compensation recoupment policy described on page 30.

Restrictive Covenants. The Committee may include in an award’s terms and conditions restrictive covenants relating to confidentiality, non-solicitation and non-competition, which if violated by the participant may result in forfeiture or cancellation of the award.

Transferability. Participants’ interests in performance grants, shares or units, incentive awards, restricted stock, restricted stock units, and stock appreciation rights are not transferable prior to payment, or exercise of the award, as the case may be. Non-statutory stock options are transferable but only to the extent provided by the Committee in the award agreement and as permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent or distribution.

Federal Income Tax Consequences. The following is a summary of certain tax consequences under U.S. federal income tax law as of the date of this proxy statement. It is not intended to be a complete discussion of all tax consequences. Participants should consult with their own tax and legal advisors. Participants will be subject to applicable statutory withholding.

Performance Grants, Performance Shares and Performance Units. Generally, a participant will not recognize taxable income upon the grant of performance grants, shares or units. When stock or cash is issued in settlement of performance grants, shares or units, a participant will generally realize ordinary income equal to the fair market value of the stock and/or cash issued with respect to the performance grant, share or unit. Subject to the Code Section 162(m) deduction limitations described below, the Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to the performance grant, share or unit.

Restricted Stock. Unless the participant makes an election under Code Section 83(b), restricted stock will not be taxable when awarded, and the Company will not be entitled to a deduction at such time. When the restrictions lapse, the participant will be treated as receiving taxable compensation in the amount equal to the difference between the fair market value of the shares (and also including any dividend equivalents credited to such award if any) on such date and the purchase price paid for the restricted stock, if any, and, subject to the Section 162(m) deduction limitations described below, the Company will be entitled to a corresponding deduction.

Alternatively, a participant may elect, pursuant to Code Section 83(b), immediate recognition of income at the time of receipt of restricted stock (but not restricted stock units). If the election is made within thirty days of the date of grant, the participant will recognize the difference between the fair market value of the restricted stock at the time of grant and the purchase price paid for the restricted stock, if any, as income, and we will be entitled to a corresponding deduction. Any change in the value of the shares after the date of grant will be taxed as a capital gain or loss only if and when the shares are disposed of by the participant. Dividends paid with respect to these shares will not be deductible by us. A Section 83(b) election is irrevocable. If this tax treatment is elected, and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Restricted Stock Units. A participant does not recognize taxable income on the grant of units, but does recognize ordinary income when shares are delivered in settlement of the units (also including any dividend equivalents credited to such award during the vesting period). The amount of this ordinary income will be the fair market value of the shares on that date of any shares delivered, plus the amount of cash paid. Subject to the deduction limitations of Section 162(m) described below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of units.

Stock Options. Incentive stock options (“ISOs”) and non-statutory stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Code Section 422. NQSOs do not comply with such requirements.

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If any participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price). If a participant disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify for the tax treatment described above, the grant of the options must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

A participant is not taxed on the grant of a NQSO. On exercise, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. The participant’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Cash Incentive Awards. A participant will have taxable income at the time an incentive award becomes payable, and if the participant has timely elected to a later date, and the applicable requirements of Code Section 409A are met at such later date. At that time, the participant will recognize ordinary income to the value of the amount then payable.

Code Section 409A. Section 409A regulates the time and form of payment of nonqualified deferred compensation. Certain awards provided under the 2020 Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A. While it is our current intent to have awards either be exempt from or comply with the requirements of Section 409A, there can be no assurance that awards made under the 2020 Plan will satisfy those requirements. In the event that an award is subject to Section 409A, but does not satisfy the requirements of Section 409A, then the affected participant may be subject to immediate income inclusion of the deferred amounts, an additional 20% tax on amounts deferred, as well as interest on such amounts from the date when such amounts became vested.

Our Income Tax Deduction. The Tax Cuts and Jobs Act of 2017 (the “TCJA”) significantly altered our ability to deduct for federal income tax purposes compensation paid to certain of our executives. Prior to its passage, Code Section 162(m) limited our ability to deduct compensation paid to such executives in excess of $1 million per year unless the compensation was “performance-based” as described in the regulations under Code Section 162(m). In general, the TCJA eliminated the exception from Code Section 162(m)’s deduction limits for performance-based compensation. Assuming that a participant’s compensation is otherwise reasonable and subject to the statutory limitations on compensation deductions under Code Section 162(m), as amended by the TCJA, and Code Section 280G, we usually will be entitled to a business expense deduction when and for the amount that a participant recognizes ordinary compensation income in connection with an incentive award, as described above.

Vote required for Approval. The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the 2020 Plan, provided that at least a majority of the outstanding shares vote on the matter.

New Plan Benefits. The 2020 Plan provides for annual restricted stock grants to non-employee directors in accordance with the formula described above in the section captioned “Non-Employee Director Awards.”

We anticipate that additional awards will be granted to our executive officers and other employees if the 2020 Plan is approved by our shareholders. The amount of future awards to be received by executive officers, other employees or consultants in any particular year is not currently determinable because such awards are within the discretion of the Committee and the Committee has not determined those future awards or who might receive them. However, in recent years, the Committee has authorized long-term grants to our named executive officers in the form of performance grants and restricted stock units as described on beginning on page 26 in the CD&A.

The following table shows information regarding annual restricted stock awards that automatically will be granted to our non-employee directors if the 2020 Plan is approved by shareholders, assuming those awards are granted on June 11, 2020.

Benefits under the 2020 Plan

	Dollar Value (1)	Number of Shares (1)
Non-Employee Director Group	$360,000	20,099

(1)

Restricted Stock Awards for Non-employee Directors. The dollar amount shown for these restricted stock awards is set by the Nominating and Corporate Governance Committee each year and is currently $60,000. The number of shares shown for these awards is based on the closing price of our common stock on April 13, 2020, which was $16.29. The actual dollar value and number of shares of restricted stock awarded will depend on the closing price of our common stock as of the date on which the award is granted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2020 AMENDMENT AND RESTATEMENT OF THE HOOKER FURNITURE CORPORATION STOCK INCENTIVE PLAN.

Vote required for Approval. The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the 2020 Plan, provided that at least a majority of the outstanding shares vote on the matter.

PROPOSAL THREE

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021, subject to ratification by the shareholders. Action by the shareholders is not required by law in the selection of the Company’s independent registered public accounting firm, but the Company submits its selection in order to give shareholders an opportunity to ratify the Audit Committee’s selection of KPMG. If the shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection of the Company’s independent registered public accounting firm. Unless otherwise specified, shares represented by proxies will be voted for the ratification of the selection of KPMG, as the Company’s independent registered public accounting firm for fiscal 2021. KPMG has served as the Company’s independent registered public accounting firm since fiscal 2003.

Representatives of KPMG are expected to be present at the Annual Meeting either in person or telephonically. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees billed to the Company by KPMG for the:

■	fiscal year ended February 2, 2020 (fiscal 2020), and

■	fiscal year ended February 3, 2019 (fiscal 2019).

	Fiscal 2020	Fiscal 2019
Audit Fees	$1,380,000	$1,423,000
Audit-Related Fees	None	None
Tax Fees	62,000	64,000
All Other Fees	None	None

Audit Fees include KPMG’s fees for audit services, including the audits of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q and review of SEC filings.

Audit-Related Fees include fees billed by KPMG during the periods reported for audit-related services not otherwise reported in Audit Fees.

Tax Fees include fees billed by KPMG for federal, state and international tax planning and compliance services and advice. For both fiscal 2020 and fiscal 2019, tax matters included consulting in connection with international tax planning and compliance.

Audit Committee Pre-approval of Audit and Non-Audit Services

The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by KPMG, the Company’s auditing firm. The Audit Committee has authorized the Committee Chair to approve specific tax projects up to $30,000 each or an aggregate of no more than $60,000 and individual audit-related projects up to a maximum of $50,000 between Committee meetings provided that the decision to approve the service is presented at the next scheduled Committee meeting. Less than 1% of aggregate Audit-Related Fees and Tax Fees for each fiscal year presented above was approved by the

Committee pursuant to the de minimis waiver of the pre-approval requirement set forth in Regulation S-X 2.01(c)(7)(i)(C).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2021.

PROPOSAL FOUR
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. Consistent with a majority of the advisory votes cast at the 2017 Annual Meeting of Shareholders and the recommendation of the Company’s Board of Directors, the Company holds a shareholder advisory vote to approve the compensation of its named executive officers annually. The Company encourages shareholders to read the disclosures under Executive Compensation, beginning on page 15, which include the Compensation Discussion and Analysis, the compensation tables and the narratives that accompany those tables, for more information concerning the Company’s compensation philosophy, programs and practices, the compensation and governance-related actions taken in fiscal 2020 and the compensation awarded to the named executive officers.

As described under the Compensation Discussion and Analysis, the Company’s executive compensation programs are designed to:

■	attract and retain highly qualified executives who will contribute significantly to the success and financial growth of the Company and enhance value for shareholders; and

■	motivate and appropriately reward executives when they achieve the Company’s financial and business goals and meet their individual performance objectives.

The Board believes that the Company’s executive compensation program satisfies these objectives and is worthy of shareholder support. In determining whether to approve this proposal, the Board believes that shareholders should consider the following:

Independent Compensation Committee. Executive compensation is reviewed and established by a Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee regularly meets in executive session, without executive officers present, in determining annual compensation. The Compensation Committee, at its sole discretion, may obtain data, analysis and input from an independent compensation consultant.

Compensation is Tied to Performance. Key elements of the Company’s compensation program, including annual cash incentives and certain long-term incentive awards, are aligned with financial and operational objectives established in the Board-approved annual operating plan. As a result, a meaningful portion of each executive’s total compensation is “at risk” and is earned only if a threshold level of targeted performance is achieved.

Balanced Compensation Structure. Total cash compensation is allocated between base salary and an annual incentive opportunity tied directly to objective and quantifiable measures of the Company’s business performance. Long-term incentive awards are balanced between those that are earned only if specific performance measures are met and those that are earned if an executive remains in continuous employment for a sustained period. Retirement benefits are only provided if an executive remains employed to a specified age.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers described in this proxy statement. This vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. To the extent there is any significant vote against named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote that proxy at their discretion.

ADDITIONAL INFORMATION

Shareholder Proposals for 2021 Annual Meeting

The Company plans to hold the 2021 Annual Meeting on June 7, 2021. The Company’s bylaws (Article II, Section 1) provide that for business to be properly brought before an Annual Meeting by a shareholder of record, the shareholder must, in addition to meeting other applicable requirements, give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2021 Annual Meeting, the notice must be received no later than January 8, 2021. The shareholder’s notice must include:

■	the name and address of the shareholder, as they appear on the Company’s stock transfer books;

■	the number of shares of stock of the Company beneficially owned by the shareholder;

■	a representation that the shareholder is a record holder at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

■	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and

■	any interest that the shareholder may have in such business.

The proxies for the 2021 Annual Meeting will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided written notice before March 24, 2021.

A proposal that any shareholder desires to have included in the proxy statement for the 2020 Annual Meeting of shareholders must be received by the Company no later than January 4, 2020 and must comply with the SEC rules regarding shareholder proposals.

Shareholder Communications

Shareholders may send written communications to the Board of Directors c/o C. Earl Armstrong III, Secretary, Hooker Furniture Corporation, P.O. Box 4708, Martinsville, Virginia 24115-4708. Any shareholder communication directed to the Board, a Director or any Board Committee, is forwarded to the Company’s Chief Financial Officer and then to the Board or the appropriate Director(s) or Committee(s).

By Order of the Board of Directors,

C. Earl Armstrong III

Secretary

May 8, 2020

APPENDIX A

2020 AMENDMENT AND RESTATEMENT

OF THE

HOOKER FURNITURE CORPORATION STOCK INCENTIVE PLAN

1.     Purpose. This 2020 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan (the “Plan”) is designed to support the overall compensation philosophy and objectives of Hooker Furniture Corporation (the “Company”) to attract, retain, motivate and appropriately reward talented employee and other service providers who can contribute significantly to the Company’s financial growth and success and enhance value for the Company’s stockholders. The Plan seeks to further these objectives through the use of equity-based and cash incentives that provide value to employees and other service providers in proportion to the Company’s overall performance or the achievement of key business goals, that align the interests of employees and other service providers with those of the Company’s stockholders, and that encourage employees to remain with the Company and maximize its future performance. The Plan also provides for grants of stock incentives to compensate non-employee members of the Company’s Board of Directors for their services.

The Plan is an amendment and restatement of the 2015 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan (the “Prior Plan”). No additional incentive awards may be granted under the Prior Plan on or after the Effective Date of this Plan, although awards previously granted under the Prior Plan that remain outstanding on or after the Effective Date of this Plan shall continue to be governed by the terms of the Prior Plan. Shares of Company Stock subject to outstanding incentive awards granted under the Prior Plan that expire, are forfeited or otherwise terminate unexercised may be subjected to Incentive Awards granted under this Plan, as provided in Section 4.

2.     Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)     “Act” means the Securities Exchange Act of 1934, as amended.

(b)     “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any Performance Grant, award of Performance Shares, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Share Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c)     “Award” means any Incentive Award or Director Award.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Change of Control” means the date on which the Company experiences a change in ownership (as described in subsection (i)) or a change in effective control (as described in subsection (ii)):

(i)     any person or more than one person acting as a group acquires beneficial ownership of Company stock that, together with the Company stock already held by such person or group, represents more than 50 percent of the total voting power of the Company stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total voting power of the Company stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this subsection (i);

(ii)     a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii).

For purposes of this Section 2(e), the term “group” shall have the same meaning as in Section 13(d)(3) of the Act, modified to the extent necessary to comply with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions). The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision). Notwithstanding anything in this Section 2(e) to the contrary, an event which does not constitute a change in the ownership or a change in the effective control of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

(f)      “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(g)     “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) a non-employee director for purposes of Rule 16b-3 or (ii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(h)     “Company” means Hooker Furniture Corporation.

(i)     “Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 20), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan. Shares of Company Stock may be issued under this Plan without cash consideration.

(j)     “Consultant” means any natural person providing bona fide services to the Company or a Related Company other than as an Employee or as an Outside Director.

(k)     “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to a Director Award, the Board) grants the award; (ii) with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee (or, with respect to a Director Award, the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Award, the Committee (and, with respect to any Director Award, the Board) may specify a future date on which the grant is to be granted or become effective.

(l)     “Director Award” means any share of Restricted Stock awarded to an Outside Director pursuant to Section 13 of the Plan.

(m)     “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, the Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive; provided, however, that for any Incentive Award that is subject to Code section 409A, Disability (or variations thereof) shall mean a disability defined in Code section 409A(a)(2)(C) and Section 1.409A-3(i)(4) of the Treasury Regulations (or any successor provision).

(n)     “Effective Date” means the date described in Section 17 of the Plan.

(o)     “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(p)     “Employer” means the Company or Related Company with respect to which an Employee provides services.

(q)     “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock has the highest trading volume on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(r)     “Grant Agreement” means the written or electronic agreement between the Company and a Participant containing the terms and conditions with respect to an Award. The Committee may in its discretion waive any requirement that a Participant execute the Grant Agreement and treat the Participant’s acceptance of the award as his or her agreement to the terms of the Grant Agreement instead.

(s)     “Incentive Award” means any Performance Grant, Performance Share, Option, Stock Appreciation Right, share of Restricted Stock, Restricted Stock Unit or Performance Share Unit awarded to a Service Provider under the Plan.

(t)     “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(u)     “Non-Option Award” means an Award other than an Option or Stock Appreciation Right.

(v)     “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(w)     “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 10.

(x)     “Outside Director” means a member of the Board who is not an Employee and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

(y)     “Participant” means any Service Provider or Outside Director who receives an Award under the Plan.

(z)     “Performance Criteria” means any one or more of the performance criteria listed below as applied to the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis. The performance criteria may be measured including or excluding items unusual in nature or non-recurring, such as restructuring charges, casualty losses, insurance recoveries, or similar items. The performance criteria may include: market value of the Company Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest and taxes (EBIT); any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total stockholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation.

(aa)     “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria. Performance Goals with respect to Performance Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or index that ceases to exist as a separate entity during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a Performance Criteria and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a Performance Criteria).

(bb)     “Performance Grant” means a right to receive an amount denominated in cash (but payable in cash or Company Stock) subject to the attainment of Performance Goals as set forth under Section 6.

(cc)     “Performance Share” means a right to receive a share of Company Stock subject to the satisfaction of performance conditions as set forth in Section 7.

(dd)     “Performance Share Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 9.

(ee)     “Plan” and “Prior Plan” shall have the meanings set forth in Section 1.

(ff)     “Plan Year” means the calendar year.

(gg)     “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(hh)     “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; (iii) the cancellation of the Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right; or (iv) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for cash, other Company securities or any other Incentive Award; provided, however, that an adjustment pursuant to Section 20(a) or a cancellation and exchange that occurs pursuant to Section 20(b) shall not constitute a Repricing.

(ii)     “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 8.

(jj)     “Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 9.

(kk)     “Retirement” means, unless otherwise provided in the Grant Agreement for a particular Award, a Participant’s termination of employment or other separation from service on or after age 65.

(ll)     “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(mm)     “Service Provider” means an Employee, Consultant or Outside Director.

(nn)     “Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 11.

(oo)     “Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 11.

(pp)     “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(qq)     “Ten Percent Stockholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(rr)     “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations. Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

3.     General.   The following types of Awards may be granted under the Plan: Performance Grants, Performance Shares, shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.     Stock.

(a)     Reserve. Subject to Section 20 of the Plan, there shall be reserved for issuance under the Plan an aggregate total of (i) the 387,000 shares of Company Stock that were reserved and remained available for issuance (and not subject to an outstanding award) under the Prior Plan as of the Effective Date, plus (ii) the number of shares of Company Stock subject to outstanding awards under the Prior Plan as of the Effective Date that expire, are forfeited or terminate unexercised, unconverted, or undistributed thereafter (the “Total Share Reserve”). The maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is the same as the Total Share Reserve. For all purposes under the Plan, each stock-settled Stock Appreciation Right that is settled under the Plan shall be counted as one share of Company Stock against the Total Share Reserve.

(b)     Share Use. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or that terminate unexercised, unconverted or undistributed may be subjected to a new Incentive Award under the Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the Total Share Reserve: (i) Any shares of Company Stock retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award, (ii) shares issued upon the exercise, vesting or distribution under an Incentive Award, (iii) shares tendered by the Participant or withheld by the Employer in payment of the purchase price of an Option, (iv) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (v) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c)     Plan Limits. No more than 75,000 shares may be allocated to Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $500,000. The aggregate maximum award payable in equity under the Plan to any outside Director in any single Taxable Year shall not exceed $100,000.

(d)     Assumed Awards. Any shares of Company Stock that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company (or a Related Company) of, or in substitution for, outstanding awards previously granted by an acquired company (including a predecessor of the acquired company), or any direct or indirect parent thereof, in the case of persons that become Service Providers of the Company (or a Related Company) in connection with a business or asset acquisition or similar transaction, shall not be counted against the shares available for issuance under the Plan.

5.     Eligibility.

(a)     Incentive Awards. All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 21, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b)     Director Awards. All present and future Outside Directors shall be eligible to receive Director Awards pursuant to Section 13 of the Plan.

6.     Performance Grants.

(a)     The Committee may make Performance Grants to eligible Service Providers. Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the threshold, target and maximum amounts payable under the award (as applicable), the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document. In the event of any conflict between such document and the Plan, the terms of the Plan shall control.

(b)     The Committee shall establish the Performance Goals for Performance Grants in accordance with and subject to the provisions of Section 12.

(c)     Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable. Any payment in Company Stock shall be based on the Fair Market Value of a share of Company Stock on the payment date. The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

(d)     A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied.

7.     Performance Shares.

(a)     The Committee may grant Performance Shares to eligible Service Providers. Whenever the Committee grants Performance Shares, notice shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the grant of Performance Shares is subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant. Performance Shares may or may not be intended to qualify as “performance-based compensation” for purposes of the Plan. If intended to so qualify, the award shall be governed by the provisions of Section 12 (without regard to any provisions in this Section 7 that are inconsistent with the provisions of Section 12).

(b)     The Committee shall establish the performance goals to which each award of Performance Shares shall be subject. The performance goals need not be objective and may be based on any performance conditions selected by the Committee in its discretion. The performance period with respect to an award shall not be less than twelve consecutive months in length and the performance goals with respect to such award may be established at any time after the start of such period in the Committee’s discretion. The Committee may vary the performance and other terms and conditions from Participant to Participant, grant to grant and Taxable Year to Taxable Year. The Committee may increase or decrease the threshold, target or maximum levels with respect to any performance goal after the start of a performance period in its discretion.

(c)     The Committee shall establish for each award the number of shares of Company Stock payable at specified levels of performance. All determinations regarding the achievement of any performance goals will be made by the Committee. The actual number of shares to be paid to a Participant under an award will be calculated by measuring the achievement of the performance goal(s) with respect to the performance criteria as established by the Committee. All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties.

(d)     The Committee may reserve the right in a Grant Agreement to settle all or portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(e)     A Participant shall have no rights as a stockholder until shares of Company Stock are issued under the Performance Share award and all requirements with respect to the issuance of such shares have been satisfied.

8.     Restricted Stock Awards.

(a)     The Committee may grant Restricted Stock to eligible Service Providers. Each award of Restricted Stock shall be evidenced by a Grant Agreement, which shall state the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject.

(b)     The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services or the achievement of one or more Performance Goals or the achievement of other performance conditions measured on an individual, corporate or other basis, or any combination thereof. The minimum vesting period for an award of Restricted Stock to an Employee or Consultant which vests based solely on continued service and the passage of time and the minimum performance period for an award of Restricted Stock to an Employee which vests based in whole or in part on the achievement of performance conditions shall be one (1) year; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant, the involuntary or constructive termination of the Participant’s employment or other service without cause, or the occurrence of an event relating to a Change in Control (as provided in Section 20). If the award is intended to qualify as “performance-based compensation” for purposes of the Plan, the award shall be governed by the provisions of Section 12.

(c)     No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d)     Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a stockholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Unless the Grant Agreement provides otherwise, (i) any stock dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of Restricted Stock, and (ii) any cash dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be reinvested in additional shares of Restricted Stock, subject to the same vesting conditions and transferability restrictions as the underlying shares of Restricted Stock, based on the Fair Market Value of a share of Company Stock on the dividend payment date. Notwithstanding the foregoing, any “named executive officer” (as defined in the Exchange Act) of the Company shall not be permitted to receive payment of dividends or dividend equivalents on any unearned unvested Restricted Stock.

(e)     Upon issuance, the Company shall direct its registrar and transfer agent to make a book entry for the shares of Restricted Stock and no certificates representing the shares of Restricted Stock shall be issuable until the shares have vested and any restrictions on transferability have lapsed or been removed.

9.     Performance Share Units and Restricted Stock Units.

(a)     The Committee may grant Performance Share Units and Restricted Stock Units to eligible Service Providers. Each award of Performance Share Units or Restricted Stock Units shall be evidenced by a Grant Agreement, which shall state the number of Performance Share Units or Restricted Stock Units granted and the terms and conditions to which the Performance Share Units or Restricted Stock Units are subject.

(b)      The Committee shall establish as to each award of Performance Share Units the terms and conditions upon which the Performance Share Units shall be earned, vest and be paid. The issuance and vesting of Performance Share Units may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. The minimum vesting period for an award of Restricted Stock Units to an Employee which vests based solely on continued service and the passage of time and the minimum performance period for an award of Restricted Stock Units or Performance Share Units to an Employee which vests based in whole or in part on the achievement of performance conditions shall be one (1) year; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant, the involuntary or constructive termination of the Participant’s employment or other service without cause, or the occurrence of an event relating to a Change in Control (as provided in Section 20). If the award is intended to qualify as “performance-based compensation” for purposes of the Plan, the award shall be governed by the provisions of Section 12.

(c)      Performance Share Units and Restricted Stock Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Share Units or Restricted Stock Units become payable. The delivery of Company Stock in payment of

Performance Share Units or Restricted Stock Units may be subject to additional conditions established in the Grant Agreement.

(d)     A Participant who receives Performance Share Units or Restricted Stock Units payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Share Units or Restricted Stock Units; provided, however, that any “named executive officer” (as defined in the Exchange Act) of the Company shall not be permitted to receive payment of dividends or dividend equivalents on any unearned unvested Performance Share Units or Restricted Stock Units. Unless otherwise provided in the Grant Agreement, dividend equivalents, if any, will be credited with respect to an award of Restricted Stock Units or Performance Share Units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units or Performance Share Units equal to the number of shares of Company Stock the Participant would have received in the dividend with respect to his or her Restricted Stock Units or Performance Share Units had the Restricted Stock Units or Performance Share Units been outstanding shares of Company Stock on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units or Performance Share Units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her Restricted Stock Units or Performance Share Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Stock on the dividend payment date, rounded down to the nearest whole share. Any additional Restricted Stock Units or Performance Share Units issued as dividend equivalents shall be subject to the same vesting and other terms and conditions as the underlying Restricted Stock Units or Performance Share Units.

10.     Stock Options.

(a)     The Committee may grant Options to eligible Service Providers. Each award of Options shall be evidenced by a Grant Agreement, which will state the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject.

(b)     The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 20 (regarding certain changes affecting Company Stock). If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c)     Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d)     Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)     Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f)     Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Stockholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g)     Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h)     A Participant who purchases shares of Company Stock under an Option shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i)     Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, (i) unless prohibited by law, the Participant may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) the Participant may deliver shares of Company Stock for which the Participant thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) the Company may withhold from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no shares shall be issued.

(j)     (i) No Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (j), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 20 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

11.     Stock Appreciation Rights.

(a)     The Committee may grant Stock Appreciation Rights to eligible Service Providers. Each award of Stock Appreciation Rights shall be evidenced by a Grant Agreement, which shall state the number of shares of Company Stock with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject.

(b)     Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the exercise price of the Stock Appreciation Right, which shall not be and, except as provided in Section 20 below, shall never become less than 100% of the Fair Market Value of a share of Company Stock on the Date of Grant.

(c)     Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d)     Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e)     Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f)     The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g)     Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.

(h)     Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(i)     A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

(j)     The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement. The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(k)     A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(l)     Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(m)     (i) No Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (m), (i) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 20 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

12.     Incentive Awards Subject to Performance Goals. The following provisions shall apply to (i) all Performance Grants and (ii) any Performance Shares, Restricted Stock, Performance Share Units and Restricted Stock Units awards intended to qualify as “performance-based compensation” for purposes of the Plan:

(a)     The Committee shall establish the Performance Goals for the Incentive Award. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted with respect to any Incentive Award. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Incentive Award to Incentive Award and Taxable Year to Taxable Year. The Committee may increase, but not decrease, the threshold and target levels (but not increase the amount payable) with respect to any Performance Goals after the Date of Grant or start of the Performance Period, as applicable. However, the Committee shall adjust the Performance Goals if it determines that non-recurring, unusual or non-operational items have materially affected the fairness of the Performance Goals and have unduly affected the Company’s ability to meet them, including without limitation, items such as the effects of currency fluctuations, items excluded from the calculation of earnings publicly reported by the Company in relation to an earnings announcement, asset write-downs, litigation or claim judgments or settlements, accruals for reorganizations and restructuring programs and the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results. In addition, Performance Goals shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

(b)     The Committee shall establish for each Incentive Award the amount of cash or Company Stock payable or which will vest at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Incentive Award shall generally be awarded not later than 90 days after the start of the period to which the Incentive Award relates and shall generally be awarded prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Taxable Year the amount of cash or Company Stock that would otherwise be payable or vest upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments or scheduled vesting unless otherwise provided in the Incentive Award. The Committee may provide for an Incentive Award to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a Performance Goal or Goals, and for vesting and payment of Restricted Stock awards or Restricted Stock Unit awards, solely upon the Participant’s death, Disability, or the involuntary or constructive termination without cause of the Participant’s employment or other service following a Change of Control (as provided in Section 20).

(c)     The actual payments to a Participant under an Incentive Award will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(d)     The Company shall distribute amounts payable to Participants pursuant to Incentive Awards as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends (and subject to any deferred payment authorized by the Committee).

13.     Outside Director Awards. On the third business day following (i) the 2020 annual meeting of the Company’s shareholders and (ii) each of the four annual meetings thereafter (each, an “Annual Grant Date”), each Outside Director shall be granted shares of Restricted Stock without further action on the part of the Board or the Committee. The number of shares of Restricted Stock awarded to an Outside Director on an Annual Grant Date shall be determined annually by the Nominating and Governance Committee; provided, however, that the value of such award determined as of the annual grant date shall not exceed $100,000 in any Grant Year. The term “Grant Year” shall mean in the twelve-month period beginning on the annual meeting date that immediately precedes the Annual Grant Date. Each award agreement evidencing a grant of Restricted Stock pursuant to this Section 13 shall provide that the Restricted Stock will become fully vested, and the restrictions (as determined in accordance with Section 8(c)) applicable to such Restricted Stock shall lapse, (i) on the date of the first annual meeting of the Company’s shareholders that occurs after the Annual Grant Date (the “Next Annual Meeting Date”), if the Outside Director continuously serves as an Outside Director from the Annual Grant Date to the Next Annual Meeting Date or, (ii) if earlier, the date on which the first of the following events occur: the Outside Director dies or becomes Disabled, the first annual meeting of the Company’s shareholders following the Outside Director’s attainment of age 75, or a Change of Control of the Company (without regard to the restrictions described in Section 20(c)).

14.     Applicable Withholding Taxes. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant an amount (in cash, Shares, other securities, other Awards, or other property) sufficient to cover the Applicable Withholding Taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Employer shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Employer, an amount sufficient to satisfy the Employer’s obligation to withhold Applicable Withholding Taxes with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Employer will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Incentive Award is made or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Incentive Award shares of Company Stock having a Fair Market Value on the date of withholding equal to the amount that the Employer determines is necessary to satisfy its withholding obligation. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.     Nontransferability. Except as otherwise provided in this Section 15, by applicable law or by the terms of a Grant Agreement, (i) all Incentive Awards are non-transferable and shall not be subject in any manner to anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options and Stock Appreciation Rights shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Incentive Award shall be delivered only to (or for the account of) the Participant. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company upon forfeiture or cancellation of an Incentive Award or to pay the exercise price of an Option or to an Employer to pay Applicable Withholding Taxes; (b) transfers to or exercises by the Participant’s beneficiary in the event of a Participant’s death, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of Incentive Stock Options, to the extent such transfers are permitted by the Code); or (d) if the Participant is incapacitated, permitted transfers to or exercises on behalf of the Participant by his or her legal representative. The Committee may expressly provide in the Grant Agreement that an Incentive Award (other than an Incentive Stock Option) may be transferred to, exercised by and paid to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, for estate and/or tax planning purposes and in compliance with applicable securities laws.

16.     Prohibition on Repricing; Reloading. The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the stockholders of the Company with respect to the proposed Repricing. No Option or Stock Appreciation Right may include provisions that “reload” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond what is the maximum period specified in the Plan and/or Grant Agreement.

17.     Effective Date of the Plan.   The Plan shall become effective on June 11, 2020, provided that the Plan has been approved by the Company’s stockholders. However, until the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable that, in either case, are not contingent on the occurrence of both such events.

18.     Continuing Securities Law Compliance. If at any time on or after the Effective Date, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met. The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Right are extended during a period of suspension. Shares of Company Stock issued and delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

19.     Termination, Modification and Amendment.   If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the fifth anniversary of the date on which the Plan was approved by the Company’s stockholders. No new Awards shall be granted under the Plan after the date on which the Plan terminates. The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 16), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the stockholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan or of an Incentive Award shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

20.     Change in Capital Structure.

(a)     The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Non-Option Awards or Incentive Stock Options under Section 4, if any), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants. The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b)     Notwithstanding anything to the contrary in Section 20(a) and to the extent not inconsistent with Section 28 hereof, and unless specifically prohibited under applicable laws, or by the rules and regulations of any governmental agencies or national securities exchanges, the Committee may, in its sole discretion, at the time an Award is made to an employee Participant, or at any time prior to, coincident with or after the time of a Change in Control, take any one or more of the following actions which may apply only upon the occurrence of a Change in Control or, if later, upon the action being taken: (A) provide for the acceleration of any service conditions, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to an employee Participant, whose employment has been terminated involuntarily absent cause or for “good reason” or “constructive termination” (as may be defined in the applicable Grant Agreement) as a result of the Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee, and in connection with such action (i) provide for an extended period to exercise any stock Options (not to exceed the original term of the option) and (ii) determine the level of attainment of any applicable performance goals; (B) provide for the purchase of any Awards from a Participant whose employment has been terminated as a result of a Change in Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (C) provide for an equivalent award or substitute Award in respect of securities of the surviving entity of such transaction. For purposes of this Section, any Participant whose employment is either (i) terminated by the Company other than for cause or (ii) terminated for “good reason” or “constructive termination” (as may be defined in the applicable Grant Agreement) in either case upon or prior to the second anniversary of a Change in Control, shall be deemed to have been terminated as a result of the Change in Control. Any such action taken by the Committee will be final, conclusive, and binding for all purposes of this Plan. With respect to the grant of any Director Award, the Board shall retain the right to accelerate the vesting of such Award in connection with a Change in Control.

(c)     Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

21.     Administration of the Plan.

(a)     The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)     to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii)     to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii)     to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv)     to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v)     to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi)     to determine whether, and the extent to which, adjustments are required pursuant to Section 20;

(vii)     to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii)     to delegate, to the extent permitted by applicable law, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of section 16 of the Act; and

(ix)     to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b)     The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws or as provided in Section 20.

(c)     The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d)     The Committee (or any subcommittee established thereunder to administer the Plan) shall meet at such times and places as it determines a majority of the members of the Committee (or subcommittee) shall constitute a quorum, and all actions of the Committee (or subcommittee) shall be taken by a majority of the members present. Any action may be taken by the Committee (or subcommittee) in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(e)     The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 21(a)(viii) above. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

(f)     In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(g)     Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Incentive Award shall be terminated, canceled, forfeited or suspended, which may include, without limitation, (i) competing with the Company or participating in any enterprise that competes with the Company; (ii) using or disclosing, other than as expressly authorized by the Company or a Related Company, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Related Company; and (iii) soliciting any employee or customer of the Company or a Related Company. Notwithstanding the foregoing or any other provision of the Plan or a Grant Agreement, all Incentive Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion, to the extent consistent with such Participant’s employment agreement, if any. Additionally, any Incentive Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

22.     Notice.   All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the

Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

23.     No Effect on Other Plans. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

24.     Interpretation.   The Plan is intended to operate in compliance with the provisions of Rule 16b-3. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. This Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia and applicable federal law.

25.     No Employment/Service Rights. Nothing in the Plan or any Incentive Award shall confer upon any Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Company employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s service at any time for any reason, with or without cause.

26.     Beneficiary. A Participant may designate a beneficiary to receive benefits due under an Incentive Award, if any, upon the Participant’s death. Designation of a beneficiary shall be made by execution of a form approved or accepted by the Committee. In the absence of a valid beneficiary designation, a Participant’s surviving spouse, if any, and if none, the Participant’s estate, shall be the beneficiary. A Participant may change a prior beneficiary designation made under this Section 26 by a subsequent execution of a new beneficiary designation form. The change in beneficiary will be effective upon receipt by the Committee. Any payment made to a beneficiary under this Plan in good faith shall fully discharge the Company and any Related Company from all further obligations with respect to that payment. If the Committee has any doubt as to the proper beneficiary to receive a payment under this Plan, the Committee shall have the right to withhold such payment until the matter is fully adjudicated. In making any payment to or for the benefit of any minor or an incompetent Participant or beneficiary, the administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, representative, relative or other person shall be a complete discharge of the Company and any Related Company’s obligations under the Plan. The Company shall have no responsibility to see to the proper application of any payment so made. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

27.     Unfunded Plan. This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Company Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Company Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Company Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Incentive Award of cash, Company Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Grant Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Incentive Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Grant Agreement.

28.     Section 409A. The Plan and any Incentive Awards granted hereunder that provide for a deferral of compensation for purposes of Code section 409A are intended to comply with the applicable provisions of Code section 409A and shall be interpreted to the maximum extent possible in accordance with such intent. With respect to any Incentive Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms on a Participant’s termination of employment or other service, (i) any references herein and in the Participant’s Grant Agreement to the Participant’s termination of employment or other service shall refer to the Participant’s “separation from service,” as defined in Code section 409A; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined in Code section 409A), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 28 shall be paid and any amounts that remain to be paid under the Incentive Award shall be paid in accordance with the terms hereof and of the Grant Agreement.

29.     Deferral of Outside Director Restricted Stock Awards.

(a)     Notwithstanding any provision in the Plan to the contrary, an Outside Director may elect to defer receipt of all or half of the whole shares of Company Stock issuable to the Outside Director with respect to a Director Award granted pursuant to Section 13 of the Plan. Such an election may be made by an Outside Director by filing with the Committee (or its designee) a Deferral Election Form on or before the Election Deadline for a Deferral Year (as such terms are defined herein). The deferral election shall relate solely to the Director Award granted during the Deferral Year and the election shall become irrevocable on the first day of the Deferral Year.

(b)     If an Outside Director makes a valid election pursuant to subsection (a) hereof, the shares of Company Stock issuable with respect to the Director Award that have vested and ceased to be subject to restrictions on transferability (the “Vested Deferred Shares”) shall continue to be held by the Company in book entry form without regard to Section 8(e) of the Plan until the Deferred Delivery Date (as such term is defined herein). The Company shall cause certificates representing the Vested Deferred Shares to be delivered to the Outside Director within thirty (30) days following the Deferred Delivery Date.

(c)     Outside Directors shall have all rights of a stockholder with respect to their Vested Deferred Shares. Dividends payable with respect to Vested Deferred Shares shall be paid at the same time as dividends are paid in general to the Company’s shareholders.

(d)     The following terms have the meanings indicated below and shall govern any deferral election made by an Outside Director pursuant to this section:

(i)     “Deferral Election Form” means the form for making a deferral election pursuant to this section. The deferral election shall be in such written or electronic format as may be specified by the Committee (or its designee).

(ii)     “Deferral Year” means a calendar year in which a Director Award will be granted to an Outside Director pursuant to Section 13 and for which an Outside Director can make a deferral election pursuant to this section.

(iii)     “Deferred Delivery Date” means the date specified by the Outside Director in his or her Deferral Election Form for issuance and delivery of certificates representing his or her Vested Deferred Shares, which shall be his or her termination of service with the Board, or a fixed date in the future. Notwithstanding the above, certificates representing an Outside Director’s Vested Deferred Shares (or the other consideration received with respect thereto) shall be issued and delivered within thirty (30) days following the first to occur of the Outside Director’s death, Disability (within the meaning of Code section 409A(a)(2)(C) and Treasury Regulation section 1.409A-3(i)(4)), or a Change of Control of the Company.

(iv)     “Election Deadline” means the deadline established by the Committee (or its designee) for making a deferral election with respect to a Deferral Year. The Election Deadline shall in no event be later than December 31 of the calendar year immediately preceding the Deferral Year.

(v)     “Vested Deferred Shares” has the meaning specified in subsection (b) above.

ANNUAL MEETING OF SHAREHOLDERS OF

HOOKER FURNITURE CORPORATION

June 11, 2020

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held on Thursday, June 11, 2020:

The Company’s Proxy Statement and Annual Report to Shareholders are available at

http://www.astproxyportal.com/ast/25490

Please complete, sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1) Election of Directors		(2) Approval of the 2020 Amendment and Restatement of the Hooker Furniture Corporation Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES ○Paul B. Toms, Jr. ○W. Christopher Beeler, Jr. ○Paulette Garafalo ○Tonya H. Jackson	(3) Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021.	FOR ☐	AGAINST ☐	ABSTAIN ☐
○E. Larry Ryder
☐ FOR ALL EXCEPT (See instructions below)	○Ellen C. Taaffe ○Henry G. Williamson, Jr.	(4) Advisory vote to approve named executive officer compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on June 11, 2020, receipt of which is hereby acknowledged.

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here:  ●

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” THE 7 DIRECTOR NOMINEES LISTED IN ITEM (1), “FOR” ITEMS (2), (3), AND (4) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please promptly complete, sign, date and mail this Proxy Card in the enclosed envelope.  No postage is required.

Signature of Shareholder ________________________________

Date: _______________

To change your address on the account please check the box at right and indicate your new address in the address space above.  Please note that the changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder_______________________________ Date: _______________

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY

HOOKER FURNITURE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For the Annual Meeting of Shareholders called for Thursday, June 11, 2020

The undersigned hereby appoints Paul B. Toms, Jr. and Paul A. Huckfeldt, or either of them, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Hooker Furniture Corporation (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s Corporate Office at 440 East Commonwealth Boulevard, Martinsville, Virginia, on Thursday, June 11, 2020 at 1:00 P.M., and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present.  Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters on the reverse side:

(Continued and to be completed, dated and signed on reverse side.)